Use these links to rapidly review the document
PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Piper Jaffray Companies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

800 Nicollet Mall, Suite 1000
Mail Stop J09SSH
Minneapolis, Minnesota 55402
612 303-6000

March 25, 2014

Dear Shareholders:

You are cordially invited to join us for our 2014 annual meeting of shareholders, which will be held on Wednesday, May 7, 2014, at 2:00 p.m., Central Time, in the Huber Room on the 12th floor of our Minneapolis headquarters in the U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota. The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting.

We are furnishing our proxy materials to you over the Internet, which will reduce our costs and the environmental impact of our annual meeting. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to you, which contains instructions on how to access our proxy statement and annual report and vote online. The Notice of Availability also contains instructions on how to request a printed set of proxy materials.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote your shares promptly. You may vote your shares using a toll-free telephone number or the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice of Availability and the proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Andrew S. Duff Chairman and Chief Executive Officer

Notice of Annual Meeting
of Shareholders

May 7, 2014, at 2:00 p.m., local time
The Huber Room in our Minneapolis Headquarters
12th Floor, U.S. Bancorp Center
800 Nicollet Mall, Minneapolis, Minnesota

To the Shareholders of Piper Jaffray Companies:

The 2014 annual meeting of shareholders of Piper Jaffray Companies will be held at our corporate headquarters in Minneapolis, Minnesota on Wednesday, May 7, 2014 at 2:00 p.m., local time, for the following purposes:

    1.
    The election of eight directors, each for a one-year term.

    2.
    Ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the fiscal year ending December 31, 2014.

    3.
    An advisory vote to approve the compensation of the officers disclosed in the attached proxy statement, or "say-on-pay" vote.

    4.
    Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

In order to vote on the matters brought before the meeting, you may submit your proxy vote by telephone or Internet, as described in the Notice of Internet Availability of Proxy Materials and the following proxy statement, by no later than 11:59 p.m. Eastern Daylight Time on Tuesday, May 6, 2014. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The envelope is addressed to our vote tabulator, Broadridge Financial Solutions, Inc., and no postage is required if mailed in the United States. Holders of record of the Company's common stock at the close of business on March 12, 2014 are entitled to notice of, and to vote at, the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on May 7, 2014

Our proxy statement and 2013 annual report are available at
www.piperjaffray.com/proxymaterials

By Order of the Board of Directors

John W. Geelan Secretary

March 25, 2014

PROXY STATEMENT

i

PROXY STATEMENT
2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2014

INTRODUCTION

The Board of Directors of Piper Jaffray Companies is soliciting proxies for use at the annual meeting of shareholders to be held on May 7, 2014, and at any adjournment or postponement of the meeting. Notice of Internet Availability of Proxy Materials, which contains instructions on how to access this proxy statement and our annual report online, is first being mailed to shareholders on or about March 25, 2014.

EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date and Time:	Wednesday, May 7, 2014, at 2:00 p.m., Central Time
Place:	The Huber Room in our Minneapolis Headquarters 12th Floor, U.S. Bancorp Center 800 Nicollet Mall Minneapolis, Minnesota 55402
Record Date:	March 12, 2014

 Voting Matters

The Board of Directors recommends you vote FOR each Director Nominee and FOR the following proposals:

Agenda Item		Page Reference (for more detail)

1.	Election of Directors	5
	The Board of Directors believes the eight nominees as a group have the experience and skills that are necessary to effectively oversee our company.

2.	Ratification of Selection of Independent Auditor	56
	The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2014.

3.	Advisory (Non-Binding) Vote on Executive Compensation	57
	The Board of Directors is asking shareholders to provide advisory approval of the compensation of the officers disclosed in this proxy statement.

2013 Performance Highlights

In 2013, we built upon our solid 2012 results and improved our performance in nearly all key categories. We also advanced several strategic initiatives to improve our profitability. Our 2013 performance highlights include:

  •
  Our return on average common shareholders equity (referred to in this proxy statement as "return on equity") for the year was 6.2%, which represents an increase from 2012's return on equity of 5.7%, and a significant improvement over 2011's return on equity of 2.3%;

  •
  We generated net revenues of $525.2 million, up from $489.0 million in 2012, and achieved our highest level of quarterly net revenues as a public company in the fourth quarter with net revenues of $187.6 million;

  •
  Our net income from continuing operations applicable to Piper Jaffray Companies (referred to in this proxy statement as "net income from continuing operations") was $49.8 million, which was up from $47.1 million in 2012;

  •
  The closing price of a share of our stock on the last trading day of 2013 was $39.55, which represented a 23% and a 96% increase from the closing prices on the last trading days of 2012 and 2011, respectively; and

  •
  We expanded our public finance footprint and resources with our acquisition of Seattle-Northwest Securities Corporation and invested in the long-term growth of our advisory services business with our acquisition of Edgeview Partners, L.P.

Board Nominees

The Board of Directors has nominated eight directors: our CEO and seven other serving directors. Each of our directors other than our CEO is independent under New York Stock Exchange Rules. Michael R. Francis and Hope B. Woodhouse, who currently serve as directors, will not be standing for re-election. The following table provides summary information on each director nominee. For more detail, please see pages 6 through 9 of this proxy statement.

Andrew S. Duff	William R. Fitzgerald	B. Kristine Johnson	Addison L. Piper	Lisa K. Polsky	Philip E. Soran	Scott C. Taylor	Michele Volpi
Chairman and CEO of Piper Jaffray Companies	Chairman and CEO of Ascent Capital Group	President of Affinity Capital Management	Former Chairman and CEO of Piper Jaffray Companies	Executive Vice President and Chief Risk Officer of CIT Group	Former President, CEO and Director of Compellent Technologies	Executive Vice President and General Counsel of Symantec	CEO of Betafence
		Chair Nominating and Governance		Chair Audit			Chair Compensation

2013 Compensation Highlights

In 2013, our executive compensation program retained all of the core elements of our 2012 program, including annual incentives based on the achievement of a measure of pre-tax operating income and the grant of a long-term incentive component in the form of performance share units ("PSUs") that will be earned and vest based on our total and relative shareholder return. The most significant actions taken during 2013 by the Board's Compensation Committee include:

  •
  Base Salaries: The base salaries of our named executive officers remained unchanged in 2013.

  •
  Annual Incentive Compensation: Due to our strong performance in 2013, most significantly in terms of improvement to return on equity and the profitability of our investment banking and asset management businesses, annual incentives paid to our CEO, CFO and three other highest-paid executive officers increased in 2013. Our CEO's annual incentive compensation based on 2013 performance was $3,058,000, an 8.6% increase compared to his incentive compensation for 2012. The annual incentive compensation for our other named executive officers other than our former head of asset management ranged from $760,000 to $2,375,000, representing increases of between 26.7% and 66.7% compared to 2012 incentive compensation. Our former head of asset management received 2013 incentive compensation of $5,435,091 based on the formula in his employment agreement, which was negotiated to reward him for, and focus his efforts on, driving results for the line of business for which he was responsible.

  •
  Long-Term Incentive Compensation: We made grants of long-term incentive awards to our named executive officers in the form of PSUs that will be earned only if our total shareholder return measured on an absolute and relative basis compared to our peer group over a 36-month period meets certain criteria that we believe represents strong company performance. Our CEO's PSU award during 2013 had a value of $600,000, compared to $400,000 during 2012. Our other named executive officers (other than our former head of asset management who did not receive an award) received PSU grants during 2013 ranging from $200,000 to $300,000, which were flat compared to 2012 other than for our CFO, whose award increased from $200,000 to $300,000. Our former head of asset management did not receive long-term incentive awards because his incentive arrangements were structured based solely on his employment agreement, which is tied to the performance of the line of business for which he was responsible.

  •
  Clawback Policy: Consistent with our continuous focus on good governance and pay practices, during 2014 we adopted a clawback policy applicable to incentive compensation paid to our executive officers.

ITEM 1—ELECTION OF DIRECTORS

2014 Nominees for Director

The number of directors currently serving on our Board of Directors is ten. Michael R. Francis and Hope B. Woodhouse, who currently serve on our Board of Directors, will not be standing for re-election at the 2014 annual meeting of shareholders. Effective at the close of the annual meeting, the size of our Board of Directors will be decreased to eight directors. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated eight current members of the Board for election at the 2014 annual meeting. These individuals are Andrew S. Duff, William R. Fitzgerald, B. Kristine Johnson, Addison L. Piper, Lisa K. Polsky, Philip E. Soran, Scott C. Taylor and Michele Volpi. Mr. Taylor was appointed to the Board of Directors on February 4, 2014 after being recommended to the Board of Directors as a candidate by one of our non-management directors, and Mr. Fitzgerald was appointed to the Board of Directors on March 17, 2014 after being recommended to the Board of Directors as a candidate by our chairman and CEO. Each of these individuals will be a candidate for election to the Board to serve until our 2015 annual meeting of shareholders or until his or her successor is elected and qualified. Each of the nominees has agreed to serve as a director if elected. The eight nominees receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Proxies may not be voted for more than eight directors. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board of Directors.

The Board of Directors recommends a vote FOR the election of the eight director nominees. Proxies will be voted FOR the election of the eight nominees unless otherwise specified.

The biographies of each of the nominees below includes information regarding the person's service as a director, work experience, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and our Board of Directors to determine that the person should serve as a director. Each nominee brings unique capabilities to the Board. The Board believes the nominees as a group have the experience and skills in areas such as general business management, corporate governance, leadership development, investment banking, asset management, finance and risk management that are necessary to effectively oversee our company. In addition, the Board believes that each of our directors possesses high standards of ethics, integrity and professionalism, sound judgment, community leadership and a commitment to representing the long-term interests of our shareholders.

Director	Principal Occupation, Other Directorships and Qualifications	Age	Director Since
Andrew S. Duff	Mr. Duff has served as chairman and chief executive officer of Piper Jaffray Companies since December 31, 2003. Mr. Duff became chairman and chief executive officer following completion of our spin-off from U.S. Bancorp on December 31, 2003. He has served as chairman of our broker-dealer subsidiary since 2003 and as chief executive officer of our broker-dealer subsidiary since 2000.

Qualifications: Mr. Duff has been our chairman and chief executive officer since our spin-off from U.S. Bancorp in 2003, and has more than 30 years of experience in the capital markets industry with Piper Jaffray. The Board believes he has the knowledge of our company and its business necessary to help formulate and execute our business plans and growth strategies.

		56	2003
William R. Fitzgerald
Mr. Fitzgerald has been the chairman and chief executive officer of Ascent Capital Group, Inc. since August 2000. Ascent Capital Group (formerly known as Ascent Media Group) is a NASDAQ-listed publicly traded holding company whose current business operations are conducted through its wholly owned subsidiary, Monitronics, Inc., which offers business and home security alarm monitoring services. In addition, Mr. Fitzgerald previously served as senior vice president of Liberty Media Corporation from July 2000 to December 2012. Mr. Fitzgerald served as executive vice president and chief operating officer for AT&T Broadband (formerly known as Tele-Communications,  Inc.) from 1998 to 2000, and as executive vice president, corporate development of TCI Communications, Inc., a wholly-owned subsidiary of Tele-Communications, from 1996 to 1998. Mr. Fitzgerald was previously an investment banking partner with Daniels and Associates (now RBC Capital Markets), and he began his career as a commercial banker at The First National Bank of Chicago. Mr. Fitzgerald served as a director of Expedia, Inc. from March 2006 to December 2012, and as a director of TripAdvisor, Inc. from December 2011 to February 2013.

Qualifications: Mr. Fitzgerald brings to our Board significant management experience from his more than 30 years in the media and telecommunications industries, including his current role as chairman and chief executive officer of Ascent Capital Group. In addition, Mr. Fitzgerald's experience as a public company director provides valuable experience to our management and to the Board.

		56	2014

Director	Principal Occupation, Other Directorships and Qualifications	Age	Director Since
B. Kristine Johnson	Ms. Johnson has been president of Affinity Capital Management, a Minneapolis-based venture capital firm that invests primarily in seed and early-stage health care companies in the United States, since 2000. Ms. Johnson previously was employed for 17 years at Medtronic, Inc., a leading medical device manufacturer, serving most recently as senior vice president and chief administrative officer. Ms. Johnson currently serves on the board of directors for The Spectranetics Corporation, a medical device company.

Qualifications: Ms. Johnson has extensive experience in both the health care industry and the venture capital business, with the health care industry being one of our primary areas of focus. Her deep ties to the health care industry and the venture capital business provide the Board with valuable insights and knowledge, both from a client and public company perspective.

Committees: Chair of Nominating and Governance, and also serves as our lead director.

		62	2003
Addison L. Piper
Mr. Piper had served as vice chairman of Piper Jaffray Companies since the completion of our spin-off from U.S. Bancorp on December 31, 2003, retiring from that role effective at the end of 2006. He worked for Piper Jaffray from 1969 through 2006, serving as assistant equity syndicate manager, director of securities trading and director of sales and marketing. He served as chief executive officer from 1983 to 2000 and as chairman from 1988 to 2003. From 1998 through August 2006, Mr. Piper had responsibility for our venture and private capital fund activities. Mr. Piper served as a member of the board of directors of Renaissance Learning, a provider of computer-based assessment technology and school improvement programs, from 2001 until October 2011.

Qualifications: Mr. Piper has been a part of our company since 1969, serving in many roles, including chief executive officer. His experience with the company provides deep institutional knowledge as well as a comprehensive understanding of the financial services industry.

		67	2003

Director	Principal Occupation, Other Directorships and Qualifications	Age	Director Since
Lisa K. Polsky	Ms. Polsky has been executive vice president, chief risk officer of CIT Group, Inc., a bank holding company that focuses on small business and middle market lending and financing, since May 2010. Prior to joining CIT Group, Ms. Polsky worked at Jane Street Capital, LLC, a New York-based quantitative proprietary trading firm, from February 2009 until May 2010. Ms. Polsky also has served as managing director, head of client financing services and head of leveraged client channel with Merrill Lynch & Co., Inc., and as managing director, chief risk officer, head of risk policy, chief derivative strategist and head of product development at Morgan Stanley DW Inc.

Qualifications: Ms. Polsky has extensive experience in the financial services industry, having served as a managing director at both Morgan Stanley and Merrill Lynch. Ms. Polsky's role as chief risk officer of CIT Group, a position she previously held at Morgan Stanley, provides valuable experience and insights relating to risk management, an important discipline for a securities firm such as our company.

Committees: Chair of Audit.

		57	2007
Philip E. Soran
Mr. Soran served as president, chief executive officer and a director of Compellent Technologies, Inc., a Minnesota-based publicly traded company which he co-founded in March 2002, until its acquisition by Dell Inc. in February 2011. Following the acquisition, he served as the president of Dell Compellent from February 2011 to March 2012. From July 1995 to August 2001, Mr. Soran served as president, chief executive officer and a member of the board of directors of Xiotech, which Mr. Soran co-founded in July 1995. Xiotech was acquired by Seagate in January 2000. Mr. Soran currently serves on the board of directors for Hutchinson Technology, Inc., a technology manufacturer, and SPS Commerce, Inc., a provider of on-demand supply chain management solutions.

Qualifications: Mr. Soran's experience founding and building technology companies provides strategic guidance to the Board and management, and his experience in the technology industry is valuable to the company as it is a focus area for our investment banking business. He also has extensive management experience as a chief executive officer of a publicly traded company of a similar size to our company. Mr. Soran's perspectives as a board member of two other publicly traded companies also provide valuable insights to the Board.

Committees: Compensation; Nominating & Governance.

		57	2013

Director	Principal Occupation, Other Directorships and Qualifications	Age	Director Since
Scott C. Taylor	Mr. Taylor serves as Executive Vice President and General Counsel for Symantec Corporation, a NASDAQ-listed information security solutions company, a position he has held since August 2008. Mr. Taylor's prior work experience includes positions as vice president and general counsel of Phoenix Technologies Ltd. and Narus, Inc. Prior to that, Mr. Taylor was an attorney at Pillsbury Madison and Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP). Mr. Taylor also serves on the board of directors of VirnetX Holding Corporation, a patent owner and lessor primarily focused on securing real-time communications over the Internet.

Qualifications: Mr. Taylor brings to the Board significant public company legal and governance expertise developed through his experience as general counsel of two publicly traded companies and as a member of the board of directors of another. In addition, his significant executive experience at leading technology companies provides Mr. Taylor with strong knowledge of the technology industry, which is an area of focus for our investment banking business.

Committees: Audit; Nominating and Governance.

		49	2014
Michele Volpi
Mr. Volpi has served as the chief executive officer of Betafence, a global provider of fencing solutions located in Belgium, since October 2011. Prior to joining Betafence, Mr. Volpi served as the president and chief executive officer and as a director of H.B. Fuller Company from December 2006 to November 2010. H.B. Fuller and its subsidiaries manufacture and market adhesives and specialty chemical products worldwide. Mr. Volpi currently serves as a member of the board of directors of Saipem, S.p.A.

Qualifications: Mr. Volpi has significant management experience, including from his current position of chief executive officer of Betafence and his previous role as the president and chief executive officer and a director of H.B. Fuller Company. Mr. Volpi's extensive management experience, including his experience as a chief executive officer of a publicly traded company, provides valuable perspective, insight, and strategic guidance to our management and to the Board.

Committees: Chair of Compensation.

		50	2010

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Compensation, and Nominating and Governance. Each of the standing committees has adopted and operates under a written charter, and, annually in November, each committee reviews its charter, performs a self-evaluation and establishes a plan for committee activity for the upcoming year. The committee charters are all available on the Investor Relations page of our website at www.piperjaffray.com, together with our Corporate Governance Principles, Director Independence Standards, Director Nominee Selection Policy, Procedures for Contacting the Board of Directors, Codes of Ethics and Business Conduct, and Complaint Procedures Regarding Accounting and Auditing Matters.

Codes of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct applicable to our employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions, and a separate Code of Ethics and Business Conduct applicable to our directors. Directors who also serve as officers of Piper Jaffray must comply with both codes. Both codes are available on the Investor Relations page of our website at www.piperjaffray.com. We will post on our website at www.piperjaffray.com or file a Form 8-K with the Securities and Exchange Commission disclosing any amendment to, or waiver from, a provision of either of our Codes of Ethics and Business Conduct within four business days following the date of such amendment or waiver.

Director Independence

Under applicable rules of the New York Stock Exchange, a majority of the members of our Board of Directors must be independent, and no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Piper Jaffray. To assist the Board with these determinations, the Board has adopted Director Independence Standards, which are available on the Investor Relations page of our website at www.piperjaffray.com.

The Board has affirmatively determined, in accordance with our Director Independence Standards, that none of our non-employee directors has a material relationship with Piper Jaffray and that each of them is independent. When determining the independence of our independent directors, the Board considered the following types of transactions or arrangements: (i) with respect to Ms. Johnson, Ms. Polsky, and Messrs. Taylor and Volpi, the Board considered immaterial commercial relationships (i.e., less than $10,000 in each case) involving Piper Jaffray and the directors or the director's primary business affiliation, (ii) with respect to Messrs. Francis, Piper, Soran, and Taylor and Ms. Johnson and Ms. Woodhouse, the Board considered immaterial relationships between Piper Jaffray and charitable foundations or other non-profit organizations with which each of those directors is associated (i.e., less than $10,000 in each case), (iii) with respect to Ms. Johnson, the Board considered a relationship arising solely from her position as a director of another company that is provided services by

Piper Jaffray; and (iv) with respect to Mr. Soran, the Board considered his investments in one of our merchant banking funds on substantially the same terms as similarly situated investors. All of these relationships are deemed to be immaterial under our Director Independence Standards.

Mr. Duff cannot be considered an independent director under New York Stock Exchange corporate governance rules because he is employed as our chief executive officer.

Board Leadership Structure and Lead Director

Since our spin-off from U.S. Bancorp, Mr. Duff has served in the combined roles of chairman and chief executive officer. Since 2006, the Board has appointed a lead director of the Board. Ms. Johnson currently serves as the lead director. The lead director has the following duties and responsibilities, as described in our Corporate Governance Principles:

  •
  presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors, and coordinates the agenda for and moderates these executive sessions;

  •
  serves formally as a liaison between the chief executive officer and the independent directors;

  •
  monitors Board meeting schedules and agendas to ensure that appropriate matters are covered and that there is sufficient time for discussion of all agenda items;

  •
  monitors information sent to the Board and advises the chairman as to the quality, quantity and timeliness of the flow of information;

  •
  has authority to call meetings of the independent directors; and

  •
  if requested by major shareholders, makes herself available for consultation and direct communication.

We believe that Mr. Duff's combined service as chairman and chief executive officer creates unified leadership for the Board and the company, with one cohesive vision for our organization. This leadership structure, which is common among U.S.-based publicly traded companies, demonstrates to our clients, employees and shareholders that the company is under strong leadership. As chairman and chief executive officer, Mr. Duff helps shape the strategy ultimately set by the entire Board and also leverages his operational experience to balance growth and risk management. We believe the oversight provided by the Board's independent directors, the work of the Board's committees described below and the coordination between the chief executive officer and the independent directors conducted by the lead director help provide effective oversight of our company's strategic plans and operations. We believe having one person serve as chairman and chief executive officer is in the best interests of our company and our shareholders at this time.

 Board Involvement in Risk Oversight

The company's management is responsible for defining the various risks facing the company, formulating risk management policies and procedures, and managing the company's risk exposures on a day-to-day basis. The Board's responsibility is to monitor the company's risk management processes by informing itself concerning the company's material risks and evaluating whether management has reasonable controls in place to address the material risks; the Board is not responsible, however, for defining or managing the company's various risks. The Audit Committee of the Board of Directors is primarily responsible for monitoring management's responsibility in the area of risk oversight, and risk management is a factor the Board and the Nominating and Governance Committee consider when determining which directors serve on the Audit Committee. Accordingly, management regularly reported to the Audit Committee on risk management during 2013. The Audit Committee, in turn, reports on the matters discussed at the committee level to the full Board. The Audit Committee and the full Board focus on the material risks facing the company, including market, credit, liquidity, legal, regulatory, and operational risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether the company's compensation arrangements are consistent with effective controls and sound risk management. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Meetings of the Outside Directors

At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which Mr. Duff and other members of management do not participate. Ms. Johnson, our lead director, serves as the presiding director at executive sessions of the Board, and the chairperson of each committee serves as the presiding director at executive sessions of that committee. Our independent directors meet in executive session regularly without Mr. Duff, the only non-independent director under New York Stock Exchange rules.

 Committees of the Board

We have three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The table below shows the current membership of these committees:

Effective May 7, 2014, Mr. Francis and Ms. Woodhouse will depart the Board. It is expected that Mr. Fitzgerald will be appointed to serve on one or more committees at that time, and the remaining directors' committee memberships may change as a result of the Nominating and Governance Committee's review of our committee composition.

  Audit Committee

The Audit Committee's purpose is to oversee the integrity of our financial statements, the independent auditor's qualifications and independence, the performance of our internal audit function and independent auditor, and compliance with legal and regulatory requirements. The Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. As discussed above, the Audit Committee is primarily responsible for monitoring management's responsibility in the area of risk oversight. The Audit Committee also meets with management and the independent auditor to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in the proxy statement.

The responsibilities of the Audit Committee are more fully described in the Committee's charter. The Audit Committee met ten times during 2013. The Board has determined that all members of the Audit Committee are independent (as that term is defined in the applicable New York Stock Exchange rules and in regulations of the Securities and Exchange Commission), that all members are financially literate and have the accounting or related financial expertise required by the New York Stock Exchange rules, and that each of Ms. Polsky and Ms. Woodhouse is an "audit committee financial expert" as defined by regulations of the Securities and Exchange Commission.

  Compensation Committee

The Compensation Committee discharges the Board's responsibilities relating to compensation of the executive officers, oversees succession planning for the executive officers jointly with the Nominating and Governance Committee and ensures that our compensation and employee benefit programs are aligned with our compensation and benefits philosophy. These responsibilities also include reviewing and discussing with management whether the company's compensation arrangements are consistent with effective controls and sound risk management. The Committee has full discretion to determine the amount of compensation to be paid to the executive officers. The Committee also has sole authority to evaluate the chief executive officer's performance and determine the compensation of the chief executive officer based on this evaluation. The Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to our non-employee directors, for reviewing and approving the establishment of broad-based incentive compensation, equity-based, retirement or other material employee benefit plans, and for discharging any duties under the terms of these plans.

The Committee has delegated authority to our chief executive officer under our Amended and Restated 2003 Annual and Long-Term Incentive Plan (the "Incentive Plan") to allocate awards to employees (other than our executive officers) in connection with our annual restricted stock grants made in the first quarter of each year (as part of the payment of incentive compensation for the preceding year). Under this delegated authority, the Committee approves the aggregate amount of equity to be awarded to all employees other than executive officers, and the chief executive officer approves the award recipients and specific amount of equity to be granted to each recipient. All other terms of the awards are determined by the Committee. The Committee also has delegated authority to the chief executive officer to grant restricted stock awards to employees other than executive officers in connection with recruiting and retention. This delegation permits the chief executive officer to determine the recipient of the award as well the amount of the award, subject to an annual share limitation set by the Committee each year. All awards granted pursuant to this delegated authority must be made in accordance with our equity grant timing policy described below in "Compensation Discussion and Analysis—Equity Grant Timing Policy." All other terms of the awards are determined by the Committee.

The work of the Committee is supported by our human capital department, primarily through our head of human capital, as well as by our finance department, primarily through our chief financial officer. These personnel work closely with the chief executive officer and, as appropriate, the general counsel and assistant general counsel, to prepare and present information and recommendations for review and consideration by the Committee, as described below under "Compensation Discussion and Analysis—Setting Compensation—Involvement of Executive Officers."

The Compensation Committee has engaged an independent outside compensation consultant, Frederic W. Cook & Co., to provide strategic planning, market context, and general advice to the Committee with respect to executive compensation, as described below under "Compensation Discussion and Analysis—Setting Compensation—Compensation Consultant."

The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the Compensation Discussion and Analysis in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Committee's charter. For more information regarding the Committee's process in setting compensation, please see "Compensation Discussion and Analysis—Setting Compensation" below. The Compensation Committee met six times during 2013. The Board has determined that all members of the Compensation Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

  Nominating and Governance Committee

The Nominating and Governance Committee identifies and recommends individuals qualified to become members of the Board of Directors and recommends to the Board sound corporate governance principles and practices for Piper Jaffray. In particular, the Committee assesses the independence of our Board members, identifies and evaluates candidates for nomination as directors, responds to director nominations submitted by shareholders, recommends the slate of director nominees for election at the annual meeting of shareholders and candidates to fill vacancies between annual meetings, recommends qualified members of the Board for membership on committees, oversees the director orientation and continuing education programs, reviews the Board's committee structure, reviews and assesses the adequacy of our Corporate Governance Principles, reviews the annual evaluation process for the chief executive officer, the Board and Board committees, and oversees the succession planning process for the executive officers jointly with the Compensation Committee. The Nominating and Governance Committee also oversees administration of our related person transaction policy and reviews the transactions submitted to it pursuant to such policy. The responsibilities of the Nominating and Governance Committee are more fully described in the Committee's charter. The Nominating and Governance Committee met five times during 2013. The Board has determined that all members of the Nominating and Governance Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

Meeting Attendance

Our Corporate Governance Principles provide that our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of shareholders. Our Board of Directors held seven meetings during 2013. Each of our incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during 2013, with the incumbent directors collectively attending 95.5% of the meetings of the Board of Directors and the committees on which they served during the year. All of our directors who were serving on the Board as of the date of our 2013 annual meeting of shareholders attended the meeting.

Procedures for Contacting the Board of Directors

The Board has established a process for shareholders and other interested parties to send written communications to the Board or to individual directors. Such communications should be sent by U.S. mail to the attention of the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Mail Stop J09SSH, Minneapolis, Minnesota 55402. Communications regarding accounting and auditing matters will be handled in accordance with our Complaint Procedures Regarding Accounting and Auditing Matters. Other communications will be collected by the secretary of the company and delivered, in the form received, to the lead director or, if so addressed, to a specified director.

Procedures for Selecting and Nominating Director Candidates

The Nominating and Governance Committee will consider director candidates recommended by shareholders and has adopted a policy that contemplates shareholders recommending and nominating director candidates. A shareholder who wishes to recommend a director candidate for nomination by the Board at the annual meeting of shareholders or for vacancies on the Board that arise between shareholder meetings must timely provide the Nominating and Governance Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our bylaws, our Corporate Governance Principles and our Director Nominee Selection Policy described below. Such documentation and the name of the director candidate must be sent by U.S. mail to the Chairperson, Nominating and Governance Committee, c/o the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Mail Stop J09SSH, Minneapolis, Minnesota 55402.

Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4 of our bylaws, and with the rules and regulations of the Securities and Exchange Commission. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a shareholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year's annual meeting of shareholders. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

As required by our Corporate Governance Principles and our Director Nominee Selection Policy, when evaluating the appropriate characteristics of candidates for service as a director, the Nominating and Governance Committee takes into account many factors. At a minimum, director candidates must demonstrate high standards of ethics, integrity and professionalism, independence, sound judgment, community leadership and meaningful experience in business, law or finance or other appropriate endeavor. Candidates also must be committed to representing the long-term interests of our shareholders. In addition to these minimum qualifications, the Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise, experience as a director of a public company, and diversity. The Board considers a number of factors in its evaluation of diversity, including geography, age, gender, and ethnicity. Based on these factors and the qualifications and background of each director, the Board believes that its current composition is diverse. As indicated above, diversity is one factor in the total mix of information the Board considers when evaluating director candidates. The Committee will reassess the qualifications of a director, including the director's attendance, involvement at Board and committee meetings and contribution to Board diversity, prior to recommending a director for reelection.

Compensation Program for Non-Employee Directors

During 2013, non-employee directors received a $60,000 annual cash retainer for service on our Board and Board committees. Also, the lead director and the chairperson of the Audit Committee each received an additional annual cash retainer of $20,000, the chairperson of the Compensation Committee received an additional annual cash retainer of $10,000, and the chairperson of the Nominating and Governance Committee received an additional annual cash retainer of $5,000. Our non-employee director compensation program provides that each non-employee director receives a $60,000 grant of stock on the date of a director's initial election or appointment to the Board for a number of shares determined by dividing $60,000 by the closing price of our common stock on the date of initial election or appointment. Directors whose service on the Board continues following each annual meeting of our shareholders receive an annual equity grant of $60,000 as of the date of the annual meeting. All equity awards granted to our non-employee directors are granted under the Incentive Plan. Non-employee directors who join our Board after the first month of a calendar year are paid a pro rata annual retainer based on the period they serve as a director during the year. For 2014, our Board has approved the payment of a cash retainer of $10,000 to each member serving on the Audit Committee and $5,000 to each member serving on the Nominating and Governance and Compensation Committee, other than the chairpersons. In addition, the Board has approved an increase to the cash retainer paid to the chairperson of the Audit Committee to $25,000, an increase to the cash retainers paid to the chairpersons of the Compensation Committee and Nominating and Governance Committee to $15,000, and the payment of $1,000 for a director's attendance at the meeting of a committee on which that director does not serve.

Our non-employee directors may participate in the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors, which was designed to facilitate increased equity ownership in the company. The plan permits our non-employee directors to defer all or a portion of the cash payable to them and shares of common stock granted to them for service as a director of Piper Jaffray for any calendar year. All cash amounts and share grants deferred by a participating director are credited to a recordkeeping account and deemed invested in shares of our common stock as of the date the deferred fees otherwise would have been paid or the shares otherwise would have been issued to the director. This deemed investment is measured in phantom stock, and no shares of common stock are reserved, repurchased or issued pursuant to the plan. Following the cessation of the director's service, the director will receive a share of our common stock for each share that was deferred under the plan, and a single lump-sum cash payment for all cash amounts deferred under the plan based on the fair market value of the phantom stock credited to the director's account as of the last day of the year in which the director's service with us terminates.

Non-employee directors may participate in our charitable gift matching program, pursuant to which we will match a director's gifts to eligible organizations dollar for dollar from a minimum of $50 up to an aggregate maximum of $1,500 per year. Employees of Piper Jaffray who also serve as directors receive compensation for their service as employees, but they do not receive any additional compensation for their service as directors.

The following table contains compensation information for our non-employee directors for the year ended December 31, 2013.

Non-Employee Director Compensation for 2013

	Fees Earned or Paid in Cash
Director	Annual Retainer ($)		Additional Retainer ($)		Stock Awards(1)(2) ($)		All Other Compensation(3) ($)	Total ($)
Michael R. Francis	60,000		—		60,024		—	120,024
B. Kristine Johnson	60,000		25,000		60,024		1,500	146,524
Addison L. Piper	60,000		—		60,024		1,000	121,024
Lisa K. Polsky	60,000	(4)	13,042	(4)(5)	60,024	(4)	—	133,066
Philip E. Soran	54,249	&zwsp; (6)	—		120,047	&zwsp; (4)(7)	1,500	175,796
Michele Volpi	60,000		10,000		60,024		—	130,024
Hope B. Woodhouse	60,000		—		60,024	&zwsp; (4)	1,500	121,524

(1)
Represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718.

(2)
The aggregate number of outstanding option awards granted to our non-employee directors as of December 31, 2013 is set forth in the table below. These option award values are based on the difference between the per share exercise price of the in-the-money stock options and $39.55, closing sale price of our common stock on the New York Stock Exchange on December 31, 2013. The amounts for Mr. Piper include stock option awards granted to him in 2004, 2005 and 2006 during his tenure as an executive officer of the company.

Director	Option Awards (#)	Year-End Value of Option Awards ($)
Michael R. Francis	11,880	65,928
B. Kristine Johnson	11,880	65,928
Addison L. Piper	11,614	—
Lisa K. Polsky	—	—
Philip E. Soran	—	—
Michele Volpi	—	—
Hope B. Woodhouse	—	—
(3)
Consists of charitable matching contributions made by Piper Jaffray.

(4)
These amounts were deferred pursuant to the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors.

(5)
Reflects a pro rata portion of the additional annual cash retainer for the portion of the year Ms. Polsky served as chairperson of the Audit Committee (May 8, 2013—December 31, 2013).

(6)
Reflects a pro rata portion of the annual cash retainer for the portion of the year Mr. Soran served on our Board (February 5, 2013—December 31, 2013).

(7)
Reflects an initial grant of stock of $60,000 on the date of Mr. Soran's election to the Board (February 5, 2013) in addition to the annual equity grant made on May 8, 2013.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In 2013 we built upon our strong performance in 2012 and achieved meaningful improvements to net revenues, net income, and return on equity. The diversity in our business mix served us well as strong performance in our equities-related businesses more than offset challenging markets faced by our fixed income businesses triggered by the Federal Reserve's mid-year announcement of the tapering of its quantitative easing program. Specifically, although volatile and rising interest rates negatively impacted our fixed income institutional brokerage and public finance businesses, we produced significantly improved results in our equity capital markets and equity institutional brokerage businesses. U.S. equity markets, which were up 30% for the year, also favorably impacted our asset management business. Our mergers and acquisition advisory services revenues were down slightly from our very strong results in 2012 that were driven by pending changes to tax rates in 2013. Consistent with the performance in equity markets, our asset management business contributed meaningfully to our results. Overall, we believe that our results in 2013 show that the strategic direction we undertook starting in 2011 to improve our return on equity and generate profits even in challenging markets is demonstrating success.

  2013 Performance

Our 2013 results indicate strong performance and a continued execution of our strategy. The table below highlights critical aspects of our 2013 financial performance:

Metric(1)	2013	2012	% Change
Closing Stock Price(2)	$39.55	$32.13	23.1%
Net Revenues	$525.2 million	$489.0 million	7.4%
Net Income	$49.8 million	$47.1 million	5.7%
Capital Markets Net Revenues	$443.2 million	$424.2 million	4.5%
Asset Management Net Revenues	$81.9 million	$64.8 million	26.4%

(1)
All operating metrics reflect only our continuing operations.

(2)
As of last trading day of period.

During 2013, we built on the strong performance that we achieved in 2012 and advanced several key initiatives. Additional indicators of our 2013 operating success include:

  •
  Return on equity for the year was 6.2%, which represents an increase from 2012's return on equity of 5.7%, and a significant improvement over 2011's return on equity of 2.3%;

  •
  In addition to the 23.1% increase to our closing stock price between the end of 2012 and the end of 2013, our stock price increased 96% from the last trading day of 2011 to the last trading day of 2013;

  •
  Net revenues of $187.6 million in the fourth quarter of 2013 were a quarterly net revenue record for us as a public company;

  •
  Our equity financing revenues exceeded $100 million for the first time since 2007; and

  •
  Our 2nd place ranking in municipal underwriting issuances measured by number of transactions during 2013 according to Thomson Reuters.

During 2013, we also continued to successfully execute on the strategies we embarked on in 2011 to improve our return on equity and generate profits even in challenging markets. We did this by expanding our public finance footprint and resources with the acquisition of Seattle-Northwest Securities Corporation, and growing our advisory services business with our acquisition of Edgeview Partners, L.P. We also made significant hires in our advisory services and fixed income institutional brokerage business. We believe these moves position us for continued improvement to our financial results.

  Overview of 2013 Compensation

Throughout this proxy statement, we refer to our chief executive officer, chief financial officer, and each of our three other most highly compensated executive officers for 2013, as the "named executive officers." In addition to our chief executive officer and chief financial officer, this group includes Brien M. O'Brien, our former head of asset management, and Chad R. Abraham and R. Scott LaRue, our global co-heads of investment banking and capital markets.

On October 31, 2013, we provided Mr. O'Brien written notice of termination pursuant to his employment agreement. Mr. O'Brien will remain employed by us until March 31, 2014 while he transitions his duties and responsibilities. Effective January 1, 2014, Mr. O'Brien ceased to serve as our head of asset management and as an executive officer of our company. On March 19, 2014, we entered into a consulting agreement with Mr. O'Brien where he will continue to provide consulting services to us through March 31, 2016.

In 2013, our executive compensation program retained all of the core elements of our 2012 program, including annual incentives based on the achievement of a measure of pre-tax operating income and the grant of a long-term incentive component in the form of performance share units ("PSUs") that will be earned and vest based on our total and relative shareholder return. We did not increase the base salaries of any of the named executive officers for 2013. The majority of each of our named executive officers' compensation for 2013 was in the form of performance-related annual incentives, a significant portion of which was payable in restricted stock or, at the officer's election, mutual fund restricted shares, discussed below, to further align the interests of our officers with those of our shareholders. Key aspects of our 2013 annual incentive compensation include:

  •
  Our CEO's annual incentive compensation based on 2013 performance was $3,058,000, an 8.6% increase compared to his incentives for 2012. Our CEO's 2013 annual incentive compensation was significantly influenced by our strong profitability for 2013 despite challenging conditions in the fixed income markets, and his leadership in advancing several of our key objectives, such as the acquisitions and integration of Seattle-Northwest Securities Corporation and Edgeview Partners, L.P.

  •
  Our CFO's annual incentive compensation based on 2013 performance was $760,000, a 26.7% increase compared to her incentives for 2012. Our CFO's 2013 annual incentive compensation was significantly influenced by her execution of our 2013 strategic and financial plan, the quality of our financial reporting, her team's performance during the integration of Seattle-Northwest Securities Corporation and Edgeview Partners, L.P., and her contributions to our overall financial strength throughout the year.

  •
  Our global co-heads of investment banking and capital markets received annual incentive compensation of $2,375,000 for 2013, increases of 66.7% and 61.0% for Messrs. Abraham and LaRue, respectively, compared to 2012. The increase in their compensation is attributable to a significant improvement in the profitability of our equity investment banking business in 2013 driven by accommodative capital markets conditions, improved performance in our equity brokerage business, disciplined management of costs and realized gains in our merchant banking portfolio.

  •
  Our former head of asset management received his incentive compensation based on the formula relating to earnings before interest, taxes, depreciation and amortization provided for in his employment agreement.

 Compensation Best Practices

Our compensation practices demonstrate sound corporate governance. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders. Our executive compensation program currently includes:

	What we do:		What we do NOT do:
X	Annual incentives directly tied to our performance;	X	Stand-alone change-in-control agreements;
X	Long-term incentives directly tied to returns generated for our shareholders;	X	Employment agreements with our executives other than our former head of asset management; and
X	Meaningful annual equity awards granted in lieu of—not in addition to—annual cash incentives;	X	Repricing of underwater stock options.
X	Stock retention guidelines for executive officers and directors, supplemented with an anti-hedging policy;
X	"Double trigger" change-in control provision for all equity awards granted on or after May 8, 2013; and
X	A clawback policy to recover incentive compensation in certain circumstances.

Compensation Philosophy and Objectives

Our executive compensation program is designed to drive and reward corporate performance annually and over the long term, as measured by increasing shareholder value. Compensation also must be internally equitable and externally competitive. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders, while meeting the following core objectives:

  •
  Pay for performance—Most of the total compensation paid to our named executive officers (other than Mr. O'Brien) is based on the performance (usually the profitability) of the company and each business unit. Mr. O'Brien's incentive compensation was determined solely based on the profitability of our asset management business. Our named executive officers' performance is also measured against defined objectives in areas such as strategic initiatives, business performance, leadership effectiveness and people development. In 2013, we continued the practice we began in 2012 of granting a long-term incentive award in the form of PSUs, which will be earned by our named executive officers (other than

    Mr. O'Brien) based on our total shareholder return, measured on an absolute and relative basis compared to our peer group over a 36-month performance period.

  •
  Sustain and strengthen the franchise—Our compensation program is designed to be sufficiently competitive to allow us to attract and retain the most talented people who are committed to the long-term success of our company. Our business is a highly competitive one based primarily on human capital, which requires us to provide compensation at a level and in forms that are sufficient to attract and retain people who can help our company succeed. Our success drives the compensation realized by our executive officers, both in the form of increased incentive compensation paid and in appreciation of the company's equity.

  •
  Align risk and reward through a blend of pay components—We are committed to using a mix of compensation components—base salary, annual incentives and long-term incentives—to create an environment that encourages increased profitability for the company without undue risk taking.

  •
  Align employees with shareholders—We are committed to using our compensation program to increase executive stock ownership over time and focus executives' attention on creating value for our shareholders. We believe that equity ownership directly aligns the interests of our executive officers with those of our shareholders and helps to focus our executives on creating long-term shareholder value. Also, the long-term incentive award program initiated in 2012 based on our total shareholder return directly aligns the interests of our named executive officers with those of our shareholders by tying the value of the award to our stock performance.

Setting Compensation

The Committee has responsibility for approving the compensation paid to our executive officers and ensuring it meets our objectives. With respect to our chief executive officer, the Committee has sole responsibility for evaluating performance and determining his compensation. In doing so, the chairperson of the Committee solicits evaluation input from each member of the Board of Directors, and also leads a discussion of the full Board reporting on the results of the annual evaluation and reviewing the chief executive officer's self-evaluation.

In February of each year, the Committee approves the amount of incentive compensation to be paid to our executive officers in recognition of prior-year performance, approves their base salaries for the current year if there are changes and establishes performance goals under an annual incentive program. Subject to limits on the compensation that may be paid under the annual incentive program (as described below under "Compensation Program and Payouts—Annual Incentive Compensation"), the Committee has full discretion to determine the amount of compensation to be paid to the executive officers.

  Involvement of Executive Officers

The work of the Committee is supported by our human capital department, which works closely with our chief executive officer, our chief financial officer and our general counsel. The head of human capital, together with these executive officers, prepares and presents information and recommendations for review and consideration by the Committee, including:

  •
  The performance goals to be established under the annual incentive program;

  •
  Financial information for the company and each business unit reviewed in connection with executive compensation decisions;

  •
  The firms to be included in the compensation peer group and financial and compensation data for those firms (including total shareholder return for those firms as compared to the company);

  •
  The performance evaluations and compensation recommendations for the executive officers;

  •
  Tally sheets specifying each element of compensation paid to the executive officers for the current and prior year and reflecting total proposed compensation and potential compensation under various scenarios; and

  •
  The evaluation and compensation process to be followed by the Committee.

  Compensation Peer Group

Our human capital department, in consultation with the Committee and the Committee's independent compensation consultant, annually identifies a compensation peer group of firms with which we compete for executive talent. As a middle-market, full-service investment bank with material asset management operations, we believe there are few other companies that are directly comparable to Piper Jaffray. Our peer group for 2013 reflects that two former peers, KBW Inc. and Jefferies Group, Inc., were acquired and therefore removed from the 2012 group. In addition, the 2013 peer group reflects the inclusion of Greenhill & Co. and SWS Group, Inc., which were added as a result of our Committee's regular review of the peer group. This peer group includes companies primarily consisting of investment banks with revenues and market capitalizations similar to ours, while including representation of companies with asset management operations, which are an important portion of our business. Our peer group for 2013 consisted of the following companies, each of whom we believe are direct competitors for talent in some aspect of our business:

2013 Peer Group
Cowen Group, Inc.	JMP Group Inc.
Evercore Partners Inc.	Lazard Ltd.
FBR & Co.	Oppenheimer Holdings Inc.
Gleacher & Company, Inc.	Stifel Financial Corp.
Greenhill & Co.	SWS Group, Inc.

We also use data from external market surveys reflecting a broad number of firms within our industry (including members of our peer group), and we may review publicly available data for similar companies that are not direct competitors to address issues we may encounter obtaining compensation information for executives holding positions comparable to our executive officers. The external market surveys that we used for 2013 were prepared by McLagan Partners and Mercer, and generally related to our industry and sub-sectors within our industry. We also used the surveys to gather market data outside of our industry in the corporate support area. This peer group and market data is an important factor considered by the Committee when setting compensation, but it is only one of multiple factors considered by the Committee, and the amount paid to each executive may be more or less than the composite market median based on individual performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Committee deems important. As such, the Committee uses peer group and market survey information to put the total compensation proposed to be paid to each named executive officer in context of pay ranges for like positions at similar companies and to confirm that any variances from market norms are justified in light of the specific circumstances of our named executive officers.

  Compensation Consultant

The Committee engaged Frederic W. Cook & Co., Inc. ("FWC") as its independent compensation consultant for 2013. The Committee considers advice and recommendations received from FWC in making executive compensation decisions. FWC does not provide services to us other than the advice it provides to the Committee and FWC has advised the Committee that the fees and direct expenses received from us during 2013 were less than 1% of FWC's consulting income for the period. FWC also has advised us that neither it nor, to its knowledge, any member of its consulting team serving the Committee owns any shares or other securities of Piper Jaffray. After considering the foregoing, as well as FWC's conflict of interest policies and procedures and the lack of known business and personal relationships between FWC, its team members serving the Committee and the Committee members and our executive officers, the Committee concluded that FWC's work for the Committee does not raise any conflict of interest concerns.

  Say-on-Pay

At our 2013 annual meeting of shareholders, our say-on-pay proposal received "for" votes that represented approximately 98% of the votes cast. The Committee considered the results of the vote to be an endorsement of the Committee's handling of executive compensation matters. In 2013, our executive compensation program retained all of the core elements of our 2012 program, which are described below under "—Compensation Program and Payouts."

Although our executive compensation program received strong support in 2012, we continually look for ways to improve the program. For example, at the 2013 annual meeting, our shareholders approved an amendment to our Incentive Plan that provides that the equity awards granted to our named executive officers on or after the date of our 2013 annual meeting have a "double trigger" change-in-control provision that will condition the acceleration of vesting of the award on both a change-in-control and a termination of employment within 24 months of this event. In addition, in February 2014, our Board approved a clawback policy that allows the Committee to recover performance-based incentive compensation from an executive officer as described below.

 Clawback Policy

In 2014, our Board of Directors approved a clawback policy that allows the Committee to recover incentive compensation from any current or former executive officer if that executive officer engages in intentional misconduct that caused or contributed to noncompliance with a financial reporting requirement under the federal securities laws which requires the company to file an accounting restatement with the Securities and Exchange Commission. If the Committee seeks to recover incentive compensation following an accounting restatement, the amount of incentive compensation subject to recovery would be the amount in excess of what the executive officer would have earned based on the restated financial results as determined by the Committee. In addition, regardless of whether there is an accounting restatement, the Committee may recover incentive compensation from a current or former executive officer if that executive officer engages in fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of the Company's financial results as filed with the Securities and Exchange Commission. The incentive compensation recoverable in this circumstance will be based on the Committee's determination of the harm caused by the executive officer's conduct and the incentive compensation awarded to the officer with a vesting or performance period during which the conduct took place. Our clawback policy does not apply to equity-based compensation granted on or before May 8, 2013.

Compensation Program and Payouts

Our executive officer compensation program is designed to align pay with performance. Other than Mr. O'Brien, our executive officers' annual compensation is made up of three elements: base salary, annual incentive compensation, and long-term incentive compensation. These elements are designed to reward profitability and the achievement of increasing long-term shareholder value.

  Base Salary

The purpose of base salary is to provide a market-competitive set amount of cash compensation for each executive that is not variable in nature and that recognizes the importance of key leadership and daily accountabilities of our senior leaders. Consistent with our past practice of not regularly granting salary increases, the salaries of our named executive officers were unchanged for 2013 compared to 2012.

  Annual Incentive Compensation

Delivering a significant portion of our compensation through annual incentives reflects one of the core objectives of our compensation program, which is pay-for-performance. The Committee has established an annual incentive program that provides a significant portion of the total compensation paid to our named executive officers other than Mr. O'Brien. The objective of the program is to provide cash and equity compensation that is variable based on the achievement of annual performance goals determined each year by the Committee.

    2013 Program

At the outset of each year, the Committee grants performance-based awards subject to the achievement of an annual performance goal of the company, which is related to our adjusted pre-tax operating income. Each award granted to our officers other than Mr. O'Brien for 2013 was for an amount equal to 10% of our 2013 adjusted pre-tax operating income, subject to an aggregate limitation of 25% for the group as a whole. The Committee retains sole discretion to reduce the aggregate accrual rate as well as the amount allocated to each named executive officer, and historically the Committee has exercised this negative discretion.

Adjusted pre-tax operating income for purposes of our annual incentive plan equals our total revenues less our total expenses before income taxes, adjusted to eliminate certain compensation and benefits expenses and certain other expenses, losses, income or gains that are unusual in nature or infrequent in occurrence. The adjustments to eliminate certain expenses and losses that are unusual or infrequent in nature are established at the beginning of each year prior to granting the qualified performance-based awards, and the exclusion of these items from pre-tax operating income more accurately reflects our operating performance for a given year. For 2013, adjustments included the elimination of: net income attributable to noncontrolling interests; amounts expensed during the year under our annual incentive program (including equity amortization expense) for executive officers; amortization expense for equity awards granted in connection with acquisitions; amounts expensed during the year in connection with the PSUs granted to our executive officers; and restructuring and integration costs.

In applying the formula described above, our adjusted pre-tax operating income for 2013 was $83.1 million, resulting in a maximum amount payable to each award recipient of $8.3 million, subject to a maximum aggregate payout of $20.8 million for the group as a whole. Consistent with prior years, the Committee paid less than the maximum amount payable for 2013, paying an aggregate of $12.1 million, or 14.5% of our adjusted pre-tax operating income for 2013. The table below sets forth a calculation of our adjusted pre-tax operating income for 2013 (in thousands):

Operating income before taxes	$67,938
Removal of net income applicable to noncontrolling interests	$(5,394)
Expense under our annual incentive program	$12,061
Amortization expense for equity awards granted in connection with acquisitions	$2,600
Expense for PSU grants	$1,189
Merger and restructuring expenses	$4,689

Adjusted pre-tax operating income	$83,083

The design of our annual incentive program is intended to directly align pay with performance. Due to this design, the annual incentive compensation earned by our executive officers will vary significantly depending on the company's financial performance. The following chart highlights how the annual incentive compensation paid to our CEO over the past three years has been aligned with improvements in our performance, which has been measured by our annual incentive program for each year during the time period covered in terms of our adjusted pre-tax operating income:

Adjusted Pre-Tax Operating Income History	CEO Annual Incentive Compensation History(1)
(dollars amount below are in thousands)

(1)
Amounts shown correspond to the figures provided in the Supplemental Compensation Table below.

    Former Head of Asset Management

Mr. O'Brien's employment agreement provides non-discretionary formulas for his incentive payments. The agreement provides we will make quarterly cash payments to him equal to 11% of the earnings before interest, taxes, depreciation and amortization ("EBITDA") of our asset management business for the preceding quarter. This EBITDA calculation excludes the impact of Mr. O'Brien's compensation, corporate overhead allocations, certain extraordinary costs related to FAMCO (a divested part of our asset management business), and gains or losses on investments we make in funds of our asset management business.

In addition to the quarterly payments, the agreement provides for annual payments to Mr. O'Brien if the asset management business exceeds EBITDA performance thresholds for the year as follows:

Annual Asset Management EBITDA	Additional % of Asset Management EBITDA Payable
Equal to or less than $30 million	Nothing additional to quarterly payments
Greater than $30 million but less than or equal to $47 million	7.5% of asset management EBITDA in excess of $30 million
Greater than $47 million	Additional 7.5% of asset management EBITDA described above, plus 9.0% of asset management EBITDA exceeding $47 million

As noted above, Mr. O'Brien's employment with us will end on March 31, 2014, and no further payments (following the final payment) will be paid pursuant to the employment agreement.

On March 19, 2014, we entered into a consulting agreement with Mr. O'Brien which provides that Mr. O'Brien will serve as a non-employee consultant to our asset management business, performing such services as needed and requested by us. The term of the agreement begins on April 1, 2014 and ends on March 31, 2016, and the agreement may be terminated by either us or Mr. O'Brien by providing 30 days prior written notice. Mr. O'Brien will be paid $60,000 per month pursuant to the consulting agreement, which compensation will be reviewed quarterly for adjustments.

    Compensation Determinations and Relevant Factors

After following the processes and considering the factors described above under "—Setting Compensation," the following were the material factors that influenced 2013 annual incentive compensation at an individual level for the named executive officers other than Mr. O'Brien:

  •
  Andrew S. Duff, chairman and chief executive officer. Mr. Duff's compensation was significantly influenced by our strong profitability for 2013 and his leadership in advancing several of our key objectives. Our 2012 financial results were our strongest in several years, and our 2013 results further improved on the prior year's performance in nearly all key categories and continued our operational momentum in improving our return on equity and generating strong profitability. Our 2013 operating success included generating net revenues of $525.2 million for the year, which includes our highest level of quarterly revenues as a public company in the fourth quarter, and generating net income from continuing operations of $49.8 million for the year. We achieved these strong results despite the challenges of a rising and sometimes volatile interest interest rate environment during 2013, which negatively affected our fixed income institutional brokerage and public financing businesses. In addition, we made progress on our strategic goal of expanding our higher margin mergers and acquisitions advisory and public finance businesses through the acquisitions and integration of Seattle-Northwest Securities Corporation and Edgeview Partners, L.P.

  •
  Debbra L. Schoneman, chief financial officer. Ms. Schoneman's compensation was significantly influenced by our strong operating performance and advancement of strategic initiatives in a manner similar to Mr. Duff's. In addition, Ms. Schoneman's compensation was significantly influenced by her execution of our 2013 strategic and financial plan, her leadership of capital and risk management initiatives, the quality of our financial reporting, her team's performance during the integration of Seattle-Northwest Securities Corporation and Edgeview Partners, L.P., and her contributions to our overall financial strength throughout the year. Ms. Schoneman's continued success managing our non-compensation expenses also positively influenced her incentive compensation.

  •
  Chad R. Abraham and R. Scott LaRue, global co-heads of investment banking and capital markets. Messrs. Abraham's and LaRue's compensation reflected the strong performance of our investment banking and capital markets business, for which they are jointly responsible. Our investment banking and capital markets business contributed significantly to the company's overall financial results in 2013. Accommodative markets for equity capital raising, disciplined cost management, and gains from our merchant banking portfolio led to a meaningful increase in the profitability of our investment banking and capital markets business in 2013. The leadership of Messrs. Abraham and LaRue with respect to several strategic initiatives during the year, including our acquisition of Edgeview Partners, L.P., and the development and hiring of senior bankers to strengthen our advisory services business, also positively contributed to their compensation relative to our other officers and compared to 2012.

Mr. O'Brien's incentive compensation is not discretionary and is governed by his employment agreement as described above.

Based on the information described above, the Committee evaluated the performance of the chief executive officer and determined his annual incentive compensation, assessed relative levels of responsibility and contribution during the year for each of the other named executive officers (other than Mr. O'Brien), and approved 2013 annual incentive compensation.

The table below shows the annual incentive awards that were earned by each individual in 2013. This supplemental table differs from the Summary Compensation Table appearing later in the proxy statement because it shows in the "Restricted Compensation" column restricted stock awards earned in 2013 that were granted in 2014. For the year 2013, the Summary Compensation Table (in accordance with SEC rules) shows stock awards earned in 2012 and granted in 2013, not stock awards earned in 2013 and granted in 2014. Accordingly, the year-over-year changes in compensation reflect changes in amounts earned between 2013 and 2012. The table below also includes in the "Restricted Compensation" column the annual incentive compensation paid in the form of mutual fund restricted shares. The table below does not reflect the long-term incentive PSU grants made to our named executive officers during 2012 or 2013. This table is not a substitute for the information required by SEC rules, specifically the Summary Compensation Table and the related tables appearing later in this proxy statement.

Supplemental Compensation Table for
Annual Incentive Awards

			Annual Incentive Awards
Name		Base Salary ($)	Cash Incentive ($)	Restricted Compensation ($)	Total Incentive ($)	Total with Base Salary ($)
Andrew S. Duff	2013	650,000	1,223,200	1,834,800	3,058,000	3,708,000
Chairman and	2012	650,000	1,126,000	1,689,000	2,815,000	3,455,000
Chief Executive Officer	2011	650,000	351,000	351,000	702,000	1,352,000
Debbra L. Schoneman	2013	500,000	380,000	380,000	760,000	1,260,000
Chief Financial Officer	2012	500,000	300,000	300,000	600,000	1,100,000
	2011	500,000	45,000	30,000	75,000	575,000
Chad R. Abraham	2013	425,000	1,306,250	1,068,750	2,375,000	2,800,000
Global Co-Head of	2012	425,000	783,750	641,250	1,425,000	1,850,000
Investment Banking
and Capital Markets(4)
R. Scott LaRue	2013	425,000	1,306,250	1,068,750	2,375,000	2,800,000
Global Co-Head of
Investment Banking
and Capital Markets(4)
Brien M. O'Brien	2013	975,000	5,435,091		5,435,091	6,440,091
Former Head of	2012	975,000	4,347,369		4,347,369	5,322,369
Asset Management	2011	550,000	1,893,990		1,893,990	2,443,990

    Equity Awards

Consistent with our philosophy regarding executive stock ownership, the annual incentive compensation for the named executive officers was paid out in a combination of cash and equity. The equity portion of our annual incentive awards takes the form of restricted stock, subject to the named executive officers' ability to elect to allocate a portion of the incentive award otherwise payable in restricted stock to mutual fund restricted shares pursuant to the MFRS Plan. We believe restricted stock awards, as compared to other forms of equity compensation such as stock options, best align the interests of our executive officers with those of shareholders by ensuring that the same fluctuations in our stock that affect our shareholders also directly affect the value of the awards granted to the executive officers.

The number of shares of restricted stock granted to each officer was determined by dividing the total dollar value designated to be paid out to the officer in restricted stock by the closing price of our common stock on February 18, 2014, adjusted for each named executive officer's election to participate in the MFRS Plan. The restricted stock granted to the named executive officers vests in three equal annual installments.

        MFRS Plan

During 2012, the Committee adopted the MFRS Plan. The MFRS Plan allows recipients of restricted stock of the company to instead elect to receive 10% to 50% of their equity grant in the form of restricted shares of selected mutual funds managed by our asset management business. The mutual fund restricted shares have the same restrictions that would apply to restricted stock and vest ratably over three years. We adopted the MFRS Plan to provide our executives an opportunity to diversify the equity compensation they receive, and believe the plan will help us attract and retain top talent. The MFRS Plan also capitalizes on the strength of our asset management business by allowing us to offer a compensation plan that most of our competitors cannot provide.

    Long-Term Incentive Compensation

In May 2013, the Committee awarded the named executive officers (other than Mr. O'Brien) a long-term incentive award in the form of PSUs for the second consecutive year. The PSUs granted in 2013 will be earned based on our total shareholder return measured over a 36-month performance period that began on May 15, 2013 and ends on May 14, 2016. Half of the awards will be earned based on our total shareholder return (or "TSR") compared to our modified peer group and the other half of the awards will be earned based on our absolute total shareholder return.

Piper Jaffray Relative TSR	Piper Jaffray Absolute TSR

The peer group for purposes of the PSU awards is the same group described above under "—Setting Compensation—Compensation Peer Group," except for Greenhill & Co. and SWS Group, Inc., which were not in our 2013 peer group and were added only at the end of the year during the Committee's regular review of the peer group.

Total shareholder return for purposes of the awards is calculated based on the average closing price during the trailing 60 calendar days as of the beginning and the end of the performance period, and takes into account dividends paid during the performance period. The PSUs do not provide the recipient any rights as a shareholder, including the right to vote or receive dividends on any shares subject to the PSUs.

The PSU awards are intended to directly align the interests of our named executive officers with those of our shareholders by directly tying the value of the award to our stock performance. The Committee decided to measure performance both on a relative basis compared to the modified peer group as well as on an absolute basis to balance the desire to reward relatively superior performance, while recognizing the difficulty of constructing a peer group of comparable middle-market investment banks with material asset management operations and seeking to reward the named executive officers for creating overall shareholder value.

The 36-month performance period is designed to provide management an incentive to focus on our strategic direction and long-term value creation. The Committee established the total shareholder return measurements for earning the PSUs with the intent that the PSUs would only reward recipients for strong long-term performance, with the full number of PSUs being earned only if we significantly outperform our peer group and historical total shareholder return. The number of PSUs granted to each named executive officer was determined by dividing a dollar value for the executive's award by the fair market value of a PSU, rounded up to the nearest whole PSU. The fair market value of $21.32 for each PSU granted in 2013 was determined using a Monte Carlo simulation, which assumed a risk-free interest rate of 0.40 percent and expected stock price volatility of 44.0 percent. Because a portion of the award vesting depends on our total shareholder return relative to a peer group, the valuation modeled the performance of the peer group as well as the correlation between the Company and the peer group. The expected stock price volatility assumptions were determined using historical volatility as correlation coefficients can only be developed through historical volatility. The risk-free interest rate was determined based on three-year U.S. Treasury bond yields. The value of the PSUs awarded was $600,000 in the case of Mr. Duff, $300,000 in the case of Ms. Schoneman, and $200,000 for the other named executive officers, other than Mr. O'Brien.

    Pay Mix

As illustrated below, the pay mix for all 2013 elements of compensation received by our chief executive officer and by our other named executive officers other than Mr. O'Brien, as disclosed in the Supplemental Compensation Table above (including the value of the PSU awards granted during the year) was significantly weighted toward performance-based compensation:

2013 CEO	2013 OTHER NAMED
PAY MIX	EXECUTIVE OFFICERS
PAY MIX

We believe the mix of base salary relative to performance-based compensation in the form of annual incentives and PSUs illustrated above appropriately balances our goal of aligning pay for performance without encouraging undue risk taking that can arise from compensation excessively weighted toward performance-based elements. We also believe the relative mix of base salary and performance-based compensation is generally in-line with the mix paid by our peer group to similarly situated executive officers. The Committee annually reviews our executive compensation process to determine the allocation of our executive compensation between cash and equity.

Our chief executive officer receives a relatively greater portion of his performance-based and overall compensation in the form of equity due to his greater ability to influence our financial performance as well as to most closely align his interests with those of our shareholders through equity ownership. For the named executive officers other than our former head of asset management, the mix of cash compensation versus restricted equity compensation, which vests over three-year periods, is designed to provide an appropriate and competitive amount of incentives for positive performance, while leaving a sufficient level of compensation tied to our stock price to retain executives and encourage them to focus on long-term value creation. The balance of these interests is determined by the Committee in its discretion, considering factors including reference to pay practices at our peer group.

With respect to the 2013 annual incentive awards, the portion payable to the named executive officers (other than Mr. O'Brien) in restricted equity ranged from 60% in the case of our chief executive officer to 45% for our co-heads of investment banking and capital markets. This mix of forms of annual incentive compensation is consistent with our practice for 2012.

    Other Compensation

Our executives receive only limited perquisites. Executive officers receive limited additional compensation in the form of reimbursement of dues for club memberships used for business purposes and certain insurance premiums, and Mr. O'Brien received additional reimbursements of parking expenses. The cost of these perquisites is included in the "All Other Compensation" column of the Summary Compensation Table.

We also maintain an international assignment policy that provides benefits for employees working on non-permanent assignments outside their home countries. Under the policy, we assume responsibility for any additional U.S. or foreign taxes that employees incur as a direct result of international assignments, and the employees are responsible for the amount of taxes they would have incurred had they continued to live and work exclusively in the United States. We maintain this policy to encourage employees to accept international assignments that our management believes are in the best interests of our company by mitigating potentially adverse tax consequences that otherwise could result from accepting such assignments. All employees are eligible to participate in our international assignment policy. In 2013, we made certain tax payments to foreign authorities on behalf of Mr. LaRue as a result of a prior assignment to serve in Hong Kong.

Some of our executive officers also receive payments from time to time related to historical deferred compensation programs, typically structured as investments made by the company on behalf of certain employees. Certain key employees were eligible to participate in these programs, under which participants were granted one or more deferred awards that were deemed invested in certain measuring investments. Following a liquidity event for a particular investment, the participant receives a benefit payment based on the deemed return to the participant and payment of the portion of the participant's account that was deemed invested. Participants may continue to receive payments under the plans until a liquidity event has occurred with respect to each measuring investment. In 2013, Mr. Abraham was granted deferred awards under these programs and received the payouts set forth in the Summary Compensation Table. No new awards have been granted under these programs since 2000, and participation in these programs is frozen.

    Termination and Change-in-Control Arrangements

We do not have any separate change-in-control agreements (often referred to as "golden parachute" arrangements) that would pay a certain multiple of an executive's compensation (e.g., base salary) upon a change-in-control of the company. In certain instances, award agreements and plans may include provisions regarding the payment of compensation in the event of a termination of employment or a change-in-control of our company, as follows:

  •
  Following a change-in-control, all outstanding restricted stock and mutual fund restricted shares that were granted before May 8, 2013 will vest and all restrictions on the restricted stock and mutual fund restricted shares will lapse. All awards granted under the Incentive Plan on or after May 8, 2013, contain a "double trigger" provision that provides that awards that are continued, assumed or replaced in connection with a change-in-control will vest, be deemed earned or have restrictions lapse only if the award recipient's employment is terminated involuntarily (other than for "cause") within 24 months of the change-in-control.

  •
  If a change-in-control occurs during the performance period for the PSUs, then each PSU will be converted into a share of restricted stock with time-based vesting, and, if the executive's employment with us or one of our affiliates is terminated after the change-in-control and prior to the end of the performance period by us or one of our affiliates without cause, by the executive for good reason, or in connection with the executive's death, disability or retirement, then all restrictions on such shares of restricted stock will lapse upon such termination.

  •
  Under the Incentive Plan, following a termination of employment (other than as a result of a change-in-control), our restricted stock awards granted as part of our annual incentive program will continue to vest so long as the termination was not for cause and the employee does not violate certain post-termination restrictions for the remaining vesting term of their awards.

  •
  Executive officers who are terminated during the year (other than as a result of a change-in-control) will receive cash and equity compensation for that year under our annual incentive program in the discretion of the Committee.

  •
  Our annual performance awards, including the annual qualified performance-based awards under the annual incentive program, will be considered to be earned and payable in full upon a change-in-control, and the awards will be settled in cash or shares, as determined by the Committee, as promptly as practicable. Because annual incentive award payouts have historically been based on adjusted pre-tax operating income, which varies from year to year, and because the Committee historically has needed to reduce the size of some awards to comply with the limits on the aggregate amount of incentive compensation that may be paid under the annual incentive program, the specific amounts that would be payable in the event of a change-in-control are indeterminable.

Compensation Policies

    Executive Stock Ownership and Prohibition on Hedging

We have adopted stock retention guidelines to ensure that our executives maintain a meaningful equity stake in the company, which aligns management's interests with those of our shareholders. The guidelines also help to drive long-term performance and strengthen retention. Our stock retention guidelines provide that our executives should retain at least 50% of the equity awarded through our incentive plan, or acquired upon exercise of stock options, net of taxes and exercise costs. The guideline applies upon becoming an executive officer and remains in effect while the individual serves as an executive officer. Further, all of our executive officers, including our named executive officers, are prohibited from hedging any shares of Piper Jaffray Companies common stock, even shares they can freely sell.

    Equity Grant Timing Policy

In 2006, we established a policy pursuant to which equity grants to employees will be made only once each quarter, on the 15th calendar day of the month following the public release of earnings for the preceding quarter (or, if the 15th calendar day falls on a weekend or holiday, on the first business day thereafter). This policy covers grants made by the Committee as well as grants made by our chief executive officer to employees other than executive officers pursuant to authority delegated to him by the Committee. We established this policy to provide a regular, fixed schedule for equity grants that eliminates the exercise of discretion with respect to the grant date of employee equity awards.

    Policy on Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code limits deductions for non-performance-based annual compensation in excess of $1 million paid to our named executive officers who served as executive officers at the end of the preceding fiscal year. Our policy is to maximize the tax deductibility of compensation paid to these officers. The Incentive Plan and the awards we grant thereunder, including our annual incentive awards, are designed and administered to qualify compensation as "performance-based" to ensure that the tax deduction is available to the company. From time to time the Committee may authorize payments to the named executive officers that may not be fully deductible, if they believe such payments are in the interests of shareholders to satisfy our primary objective of attracting and retaining top talent.

 COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in the company's year-end disclosure documents.

Compensation Committee of the Board of Directors of Piper Jaffray Companies
Michele Volpi, Chairperson
Philip E. Soran
Michael R. Francis
Hope B. Woodhouse

Summary Compensation Table

The following table contains compensation information for our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers.

Name & Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Andrew S. Duff	2013	650,000	1,444,528	1,957,120	99,858	4,151,506
Chairman and	2012	650,000	751,009	1,970,500	13,589	3,385,097
Chief Executive Officer	2011	650,000	995,833	351,000	11,691	2,008,524
Debbra L. Schoneman	2013	500,000	498,052	570,000	17,381	1,585,433
Chief Financial Officer	2012	500,000	230,008	402,000	7,161	1,139,169
	2011	500,000	143,333	45,000	6,963	695,296
Chad R. Abraham Global Co-Head of Investment Banking and Capital Markets(4)	2013 2012	425,000 425,000	520,660 200,004	1,626,875 1,104,375	131,182 457,881	2,703,717 2,187,259
R. Scott LaRue Global Co-Head of Investment Banking and Capital Markets(4)	2013	425,000	531,897	1,840,625	343,787	3,141,309
Brien M. O'Brien Former Head of Asset Management	2013 2012 2011	975,000 975,000 550,000	— — —	5,435,091 4,347,369 1,893,990	31,147 29,636 23,036	6,441,238 5,334,740 2,455,516

(1)
The entries in the "Stock Awards" column reflect the aggregate grant date value of the restricted stock awards and PSUs granted during the year computed in accordance with FASB ASC Topic 718. SEC rules do not permit inclusion in a given year of stock awards attributable to a particular year's performance, as is the case for salary and non-equity incentive plan amounts. See Note 24 to our consolidated financial statements for the year ended December 31, 2013 for the assumptions used in the valuation of the awards granted during 2013 in accordance with FASB ASC Topic 718.

(2)
The amounts in this column include for the applicable year (1) the cash compensation earned under our annual incentive program and (2) the portion of the annual incentive plan earned during the year and paid in mutual fund restricted shares rather than restricted stock during February of the following year at the executive's election pursuant to the MFRS Plan. The named executive officers elected to have the following amounts earned in 2013 paid to them in the form mutual fund restricted shares: Mr. Duff: $733,920; Ms. Schoneman: $190,000; Mr. Abraham: $320,625 and Mr. LaRue $534,375. The mutual fund restricted shares vest in three equal annual installments.

(3)
All other compensation for 2013 consists of the following:

Form of All Other Compensation ($)	Andrew S. Duff	Debbra L. Schoneman	Chad R. Abraham	R. Scott LaRue	Brien M. O'Brien
Club membership dues	4,494	—	—	—	12,189
401(k) matching contributions	6,822	6,822	6,822	6,822	6,822
Life and long-term disability insurance premiums	1,149	629	645	789	1,149
Parking reimbursement payments	—	—	—	—	3,360
Dividends from Mutual Fund Restricted Share Program	70,168	9,329	23,627	28,035	—
Other	17,225	600	100,088	308,141	7,627

  The "Other" amounts identified in the table above reflect (i) payment of a percentage of accumulated credits in connection with the termination of our retiree medical plan, which was $16,625 with respect to Mr. Duff and $7,627 with respect to Mr. O'Brien; (ii) an employer contribution of $600 to the health savings account of each named executive officer other than Mr. O'Brien, (iii) a payment of $98,121 to Mr. Abraham and $5,164 to Mr. LaRue from their proportionate share of a venture capital fund carried interest held by the company as part of a compensation program implemented prior to our spin-off from U.S. Bancorp on December 31, 2003; (iv) a $1,367 payment to Mr. Abraham related to another legacy deferred compensation program adopted prior to our spin-off from U.S. Bancorp and described above in "Compensation Discussion and Analysis—Compensation Program and Payouts—Other Compensation"; and (v) a $302,377 benefit to Mr. LaRue for tax equalization payments made by us to foreign tax authorities related to his international assignment to Hong Kong in prior years for work on our behalf.

(4)
Mr. Abraham was not a named executive officer for 2011, and Mr. LaRue was not a named executive officer for 2011 or 2012. Accordingly, the table above includes the respective compensation of each of Messrs. Abraham and LaRue only for the years in which they were one of our named executive officers.

  Employment Agreement

We entered into an employment agreement effective January 1, 2012 with Mr. O'Brien. Mr. O'Brien's annual base salary was established by the terms of this agreement and he was entitled to receive the incentive payments based on asset management EBITDA described above in "Compensation Discussion and Analysis—Annual Incentive Compensation—Former Head of Asset Management." No further payments will be due under this employment agreement after the first quarter 2014 payment, and the employment agreement will terminate on March 31, 2014 (other than ongoing contractual provisions that survive termination).

Grants of Plan-Based Awards

The following table provides information regarding the grants of plan-based awards made to the named executive officers during the year ended December 31, 2013.

			Estimated Possible Payouts Under Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards(3) (#)
						All Other Stock Awards: Number of Shares of Stock or Units(4) (#)
							Grant Date Fair Value of Stock Awards(5) ($)
Name	Grant Date	Compensation Committee Approval Date	Target(1) ($)	Maximum(2) ($)
Andrew S. Duff	5/15/2013	5/8/2013		—	28,143	—	600,009
	2/15/2013	2/5/2013		8,308,300	—	20,593	844,519
Debbra L. Schoneman	5/15/2013	5/8/2013		—	14,072	—	300,015
	2/15/2013	2/5/2013		8,308,300	—	4,829	198,037
Chad R. Abraham	5/15/2013	5/8/2013		—	9,381	—	200,003
	2/15/2013	2/5/2013		8,308,300	—	7,819	320,657
R. Scott LaRue	5/15/2013	5/8/2013		—	9,381	—	200,003
	2/15/2013	2/5/2013		8,308,300	—	8,093	331,894
Brien M. O'Brien			4,347,369	n/a	—	—	—

(1)
The amount in this column reflects the estimated cash amount payable to Mr. O'Brien for 2013 performance based on our actual 2012 performance. Mr. O'Brien's non-equity incentive compensation was based on the EBITDA of our asset management business and established pursuant to the formula included in the employment agreement we entered into with him in 2012. The potential incentive payments pursuant to the employment agreement have no specified threshold, target or maximum amounts. A summary of Mr. O'Brien's annual incentive arrangements is included above in "Compensation Discussion and Analysis—Annual Incentive Compensation—Former Head of Asset Management."

(2)
The amounts in this column reflect an estimate of the maximum combined value of the cash and equity that would have been payable to the named executive officers under qualified performance-based awards granted to the named executive officers for 2013 performance under the annual incentive program, calculated using our actual 2013 performance. Because the potential amounts payable under the qualified performance-based awards are stated in the annual incentive program as a percentage of adjusted pre-tax operating income that can only be decreased, and not increased, from that maximum level, and because actual amounts paid below this maximum level are within the full discretion of the Committee, there are no identifiable threshold or target amounts under the awards, and the maximum amounts actually payable to the named executive officers pursuant to the awards for 2013 performance were indeterminable at the time the awards were granted.

(3)
The amounts in this column reflect the number of PSUs granted to the named executive officers during May 2013, which will be earned and vest based on our total shareholder return measured on an absolute and relative basis compared to our peer group over a 36-month performance period. The number of PSUs granted to each named executive officer was determined by dividing a dollar value for the executive's award by the fair market value of a PSU, rounded up to the nearest whole PSU. The fair market value of $21.32 for each PSU granted in 2013 was determined using a Monte Carlo simulation, which assumed a risk-free interest rate of 0.40 percent and expected stock price volatility of 44.0 percent. The number of PSUs reflected in the table above represents the maximum number of shares that may be issued pursuant to the PSU awards. The PSUs do not provide any voting rights or rights to receive dividends until the PSUs are earned and vested. For a more complete description of the PSUs, see "Compensation Discussion and Analysis—Long-Term Incentive Compensation."

(4)
The amounts in this column reflect equity compensation paid to the named executive officers in 2013 pursuant to annual qualified performance-based awards granted to these officers in 2012 under our annual incentive program. The shares of restricted stock were granted to these officers on February 15, 2013 following the Compensation Committee's certification of the attainment of 2012 annual financial performance goals established by the Committee under the annual incentive program. All of the restricted stock was granted under the Incentive Plan and will vest in three equal installments on February 15 of each of 2014, 2015 and 2016, assuming the award recipient complies with the terms and conditions of the applicable award agreement. The restricted stock awards are subject to forfeiture prior to vesting following certain terminations of employment or in the event the award recipient is terminated for cause, misappropriates confidential company information, participates in or is employed by a talent competitor of Piper Jaffray, or solicits employees, customers or clients of Piper Jaffray, all as set forth in more detail in the applicable award agreement. Recipients have the right to vote all shares of Piper Jaffray restricted stock they hold and to receive dividends (if any) on the restricted stock at the same rate paid to our other shareholders. The number of shares of restricted stock awarded to each named executive officer for the 2012 qualified performance-based awards was determined by dividing specified dollar amounts representing a percentage of the individual's total annual incentive compensation for 2012 by $41.01, the closing price of our common stock on the February 15, 2013 grant date.

(5)
The grant date fair value is generally the amount the company would expense in its financial statements over the award's service period under FASB ASC Topic 718.

 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(1) (#)	Market Value of Shares of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Andrew S. Duff	24,940	—	47.30	2/12/2014	38,572	1,525,523	61,147	2,418,364
	11,719	—	39.62	2/22/2015	—	—
	6,098	—	47.85	2/21/2016	—	—
	9,641	—	70.13	2/15/2017	—	—
	32,149	—	41.09	2/15/2018	—	—
Debbra L. Schoneman	485	—	47.30	2/12/2014	6,826	269,968	30,574	1,209,202
	290	—	39.62	2/22/2015	—	—
Chad R. Abraham	3,197	—	47.30	2/12/2014	12,043	476,301	25,883	1,023,673
	4,442	—	39.62	2/22/2015	—	—
R. Scott LaRue	756	—	47.30	2/12/2014	15,208	601,436	25,883	1,023,673
	3,609	—	39.62	2/22/2015	—	—
Brien M. O'Brien	—	—	n/a	n/a	—	—	—	—

(1)
The shares of restricted stock vest on the dates and in the amounts set forth in the table below, so long as the award recipient complies with the terms and conditions of the applicable award agreement.

Vesting Date	Andrew S. Duff	Debbra L. Schoneman	Chad R. Abraham	R. Scott LaRue	Brien M. O'Brien
February 15, 2014	19,773	3,172	6,830	7,753	—
February 15, 2015	11,934	2,043	2,606	4,755	—
February 15, 2016	6,865	1,611	2,607	2,700	—
(2)
The values in this column are based on the $39.55 closing sale price of our common stock on the New York Stock Exchange on December 31, 2013.

(3)
The numbers in this column reflect the number of PSUs awarded in May 2012 and May 2013 that will vest on May 14, 2015 and May 14, 2016, respectively, to the extent earned in accordance with the total shareholder return requirements established for the three-year performance period.

 Option Exercises and Stock Vested

The following table sets forth certain information concerning stock vested during the year ended December 31, 2013. No stock options were exercised by any of the named executive officers in 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Andrew S. Duff	39,888	1,635,807
Debbra L. Schoneman	6,283	257,666
Chad R. Abraham	13,327	546,540
R. Scott LaRue	5,055	207,306
Brien M. O'Brien	—	—

(1)
The value realized upon vesting of the stock awards is based on the $41.01 closing sale price of our common stock on February 15, 2013, the date on which the awards vested.

Non-Qualified Deferred Compensation Plans

The following table identifies the amounts paid to Chad R. Abraham in 2013 and his deferred balance as of December 31, 2013. Mr. Abraham is the only named executive officer to participate in this deferred compensation program, which was established prior to our spin-off from U.S. Bancorp. This legacy program was open to certain key employees, and participants in the program were granted deferred awards that were deemed invested in certain measuring investments. Following a liquidity event for an investment, the participant receives a payment based on the deemed return to the participant and the portion of the participant's account that was deemed invested. No new awards have been granted under these programs since 2000, and participation in the programs is frozen.The amounts paid in 2013 are included in "All Other Compensation" in the Summary Compensation Table.

Name	Aggregate Earnings Paid Out in Last Fiscal Year ($)	Aggregate Deferred Balance (Deemed Investment) at Last Fiscal Year End ($)
Chad R. Abraham	1,367	4,914

In June 2013, we adopted the Piper Jaffray Companies Deferred Compensation Plan (the "Deferred Compensation Plan"). Beginning in 2014, a select group of our employees, including our executive officers, will be eligible to defer compensation under the Deferred Compensation. Deferred compensation under the Deferred Compensation Plan consists of elective deferrals, if any, made by plan participants. Deferrals under the Deferred Compensation Plan are fully vested at all times. The Deferred Compensation Plan provides participants the opportunity to defer a maximum of 50% of their base salary and commissions (or such other percentage that may be prescribed by the plan administrator) and 90% of their cash bonuses (or such other percentage that may be prescribed by the plan administrator).

Payment obligations, if any, under the Deferred Compensation Plan are payable in cash on a date or dates selected by the participant or upon certain specified events such as termination of employment, death or disability, subject to change in certain specified circumstances.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries upon termination in various circumstances, assuming termination on December 31, 2013. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2013. Because all stock options held by our named executive officers as of December 31, 2013 were out-of-the-money, no value is attributed to these stock options.

	Type of Termination
Name	Change-in-Control Not Followed by Employment Termination $	Involuntary Termination Within 24 Months Following a Change-in-Control $	Voluntary Termination $	Involuntary Termination Under Severance Plan $	Other Involuntary Termination Not for Cause $	Death or Disability $	Involuntary Termination for Cause $
Andrew S. Duff
Severance(1)	—	—	—	325,000	—	—	—
Restricted Stock(2)(3)	2,426,948	2,426,948	2,426,948	2,426,948	2,426,948	—	—
PSUs(4)	2,418,364	2,418,364	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
Debbra L. Schoneman
Severance(1)	—	—	—	250,000	—	—	—
Restricted Stock(2)(3)	382,587	382,587	382,587	382,587	382,587	—	—
PSUs(4)	1,209,202	1,209,202	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
Chad R. Abraham
Severance(1)	—	—	—	212,500	—	—	—
Restricted Stock(2)(3)	834,470	834,470	834,470	834,470	834,470	—	—
PSUs(4)	1,023,673	1,023,673	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
R. Scott LaRue
Severance(1)	—	—	—	163,462	—	—	—
Restricted Stock(2)(3)	961,355	961,355	961,355	961,355	961,355	—	—
PSUs(4)	1,023,673	1,023,673	—	Indeterminable	—	Indeterminable	—
Annual Incentive Award(5)	Indeterminable	—	—	—	—	—	—
Brien M. O'Brien
Severance(1)	—	—	—	487,500	—	—	—

(1)
Under our Severance Plan, employees may be eligible for severance payments in the event of employment termination by us due to a facility closure, permanent work-force reduction, organizational change that eliminates the employee's position, or similar event as determined by the company. The named executive officers participate in the Severance Plan on the same basis as all other employees. The amount in the table reflects salary continuation payments calculated in accordance with the provisions of the plan. Also under this plan, the named executive officers would be entitled to continue to participate in our health and welfare benefits programs at employee rates during the severance period.

(2)
Under the Incentive Plan, in the event of a change-in-control of Piper Jaffray, regardless of whether an employee's employment is terminated, all outstanding restricted stock and mutual fund restricted shares that were granted prior to May 8, 2013 will vest and all restrictions on the restricted stock and mutual fund restricted shares will lapse. All awards granted under the Incentive Plan on or after May 8, 2013 that are continued, assumed or replaced in connection with a change-in-control will vest, be deemed earned or have restrictions lapse only if the recipient's employment is terminated involuntarily (other than for cause) within 24 months of the change-in-control.

(3)
Under the applicable award agreements, all of the restricted stock awards and mutual fund restricted shares will continue to vest following a termination of employment so long as the termination was not for cause and the employee does not violate certain post-termination restrictions. Also, vesting is accelerated upon a company-determined severance event. The amounts in the table reflect these terms and conditions and assume compliance with any post-termination vesting requirements that are within the named executive officers' control.

(4)
Under the applicable award agreements, each PSU automatically will become one share of restricted stock on the closing date of a change-in-control, and each resulting share of restricted stock will remain restricted until the end of the applicable 36-month performance period. If the named executive officer remains continuously employed by us after the closing of the change-in-control through the end of the 36-month performance period, all shares of restricted stock arising from the PSUs will vest on the last day of the performance period. The amounts in the table reflect these terms and conditions and assume the named executive officer remains continuously employed by us throughout the 36-month performance period. If the named executive officer's employment is terminated after the closing of the change-in-control and prior to the end of the performance period (i) by us without cause, (ii) by the named executive officer for good reason, (iii) in connection with the named executive officer's death or disability or (iv) under such circumstances determined to constitute retirement by the Compensation Committee in its sole discretion, all unvested shares of restricted stock arising from the PSUs will vest on the date of termination of the named executive officer's employment with us. If the named executive officer's employment with us terminates because of a company-determined severance event or the named executive officer's retirement (as determined by the Compensation Committee), death, or disability prior to a change-in-control, then the named executive officer will earn a number of PSUs equal to (i) the number of PSUs that would otherwise be earned pursuant to the award agreement but for the named executive officer's termination multiplied by (ii) a fraction, (1) the numerator of which is the number of days during the performance period up to and including the date of termination of the named executive officer's employment with us and (2) the denominator of which is the total number of days in the performance period. The 36-month performance period for the PSUs awarded in 2012 and 2013 ends on May 14, 2015 and May 14, 2016, respectively, and therefore any PSUs that might vest in connection with a named executive officer's termination as a result of a company-determined severance event, or his or her retirement, death or disability is not determinable at this time.

(5)
Qualified performance-based awards granted under the annual incentive program are payable in the discretion of the Compensation Committee, and are therefore indeterminable.

 Risk Assessment of Compensation Policies and Practices

In early 2014, our management prepared a company-wide inventory and review of our compensation policies and practices for both executive officers and for employees generally, which management discussed with the Compensation Committee. In connection with this review and discussion, we determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Outstanding Equity Awards

The following table summarizes, as of December 31, 2013, the number of shares of our common stock to be issued upon exercise of outstanding options granted under our equity plans as of December 31, 2013. The table also includes the weighted-average exercise price of options and the number of shares remaining available for future issuance under the plans for all awards.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares in first column)
Equity compensation plans approved by shareholders	469,289	$44.83	1,139,342(1)
Equity compensation plans not approved by shareholders(2)	—	n/a	283,103

(1)
Based on the 7,000,000 shares currently authorized for issuance under the plan. In addition to the 469,289 shares to be issued upon the exercise of outstanding options to purchase our common stock 1,303,296 shares of restricted stock and 290,536 performance-based restricted share units were issued and outstanding as of December 31, 2013. All of the shares available for future issuance under the plan as of December 31, 2013 may be granted in the form of restricted stock, restricted stock units, options or another equity-based award authorized under the plan.

(2)
In 2010, we established the Piper Jaffray Companies 2010 Inducement Plan ("Inducement Plan") in conjunction with the acquisition of Advisory Research, an asset management firm based in Chicago. The listing requirements of the New York Stock Exchange (specifically, section 303A.08) permit the adoption of an equity compensation plan without shareholder approval if awards under the plan are to be a material inducement to prospective employees. Accordingly, we adopted the Inducement Plan to assist in retention and induce prospective employees of Advisory Research to accept employment with the company. The aggregate number of shares that may be issued under the Inducement Plan is 400,000, and we granted 158,801 restricted shares ($7.0 million) upon the closing of the transaction on March 1, 2010. (Of the amount granted, as of December 31, 2013, 13,044 shares had been returned following termination of employment, and 28,860 shares had been returned due to tax withholding, for a total of 283,103 shares included in the table above.) These shares vest ratably over five years in equal installments beginning on March 1, 2011, and ending on March 1, 2015. We do not intend to grant any additional shares under this plan. The Inducement Plan is administered by the Compensation Committee, which has the authority, among other things, to designate participants in the Inducement Plan, determine whether and to what extent any type of award is to be granted, determine the number of shares to be covered by each award, determine the terms and conditions of any award or award agreement, amend the terms and conditions of any award or award agreement, accelerate the vesting and/or exercisability of any stock option or waive any restrictions relating to any award and interpret and administer the Inducement Plan and any instrument or agreement relating to the Inducement Plan. The types of awards that may be granted under the Inducement Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, other stock grants and other stock-based awards. Awards under the Inducement Plan generally are not transferable. In the event of a change-in-control, any outstanding stock options and stock appreciation rights under the Inducement Plan which are not then exercisable and vested will become fully exercisable and vested and the restrictions applicable to any restricted stock, restricted stock units or other awards shall lapse and such awards will become free of all restrictions and become fully vested. The Board may amend, alter, suspend, discontinue or terminate the Inducement Plan at any time. If not sooner terminated by the Board, the Inducement Plan will terminate on January 1, 2020. The foregoing is only a summary of the material terms of the Inducement Plan and is qualified in its entirety by reference to the Inducement Plan, a copy of which has been filed with the SEC.

SECURITY OWNERSHIP

Stock Ownership Guidelines

  We believe it is important for our directors and executive officers to maintain a meaningful equity interest in our company, to ensure that their interests are aligned with the interests of our shareholders. Our Compensation Committee has adopted stock retention guidelines to establish expectations for our executive officers and non-employee directors with respect to their equity stake in the company. Non-employee directors are expected to retain 50% of the shares awarded to them through our incentive plan, or acquired upon exercise of stock options. The guideline for non-employee directors applies irrespective of taxes paid for shares awarded, but is net of exercise costs for stock options. The stock retention guidelines applicable to our executive officers is described above in "Compensation Discussion and Analysis—Compensation Policies—Executive Stock Ownership and Prohibition on Hedging."

Beneficial Ownership of Directors, Nominees and Executive Officers

The following table shows how many shares of our common stock were beneficially owned as of March 17, 2014 by each of our directors and executive officers named in the Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group. The table also includes the number of shares of phantom stock that were deemed owned as of this date by each of our non-employee directors. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

Name of Beneficial Owner	Shares of Piper Jaffray Common Stock*	Phantom Shares**
Chad R. Abraham	63,788(1)	—
Andrew S. Duff	238,493(2)	—
William R. Fitzgerald	—	2,498
Michael R. Francis	12,365(3)	7,229
B. Kristine Johnson	23,933(4)	1,743
R. Scott LaRue	57,875(5)
Brien M. O'Brien	103,868(6)	—
Addison L. Piper	22,877(7)	3,495
Lisa K. Polsky	7,500(8)	24,314
Debbra L. Schoneman	19,875(9)	—
Philip E. Soran	—	3,232
Scott C. Taylor	1,579(10)	—
Michele Volpi	7,563(11)	—
Hope B. Woodhouse	—	8,613
All directors and executive officers as a group (18 persons)	679,250(12)	51,124

*
None of the individuals identified in this table owns more than 1% of Piper Jaffray common stock outstanding with the exception of Mr. Duff with 1.47%. As a group, our directors, director nominees and executive officers hold 4.18% of Piper Jaffray common stock. (These percentages are calculated using our outstanding shares as of March 17, 2014 plus 100,758 shares of common stock covered by options that are currently exercisable for the group.) The holders of restricted stock identified in the footnotes below have no investment power with respect to the restricted stock.

**
The directors have no voting or investment power with respect to the shares of phantom stock. All shares of phantom stock have been deferred pursuant to the Deferred Compensation Plan for Non-Employee Directors, as described above under "Compensation Program for Non-Employee Directors."

(1)
Includes 5,213 shares of restricted stock that will vest in equal installments on February 15, 2015-16, 18,648 shares of restricted stock that will vest in equal installments on February 18, 2015-17, 32,048 shares of common stock held directly, 3,437 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 4,442 shares of common stock covered by options that are currently exercisable.

(2)
Includes 5,070 shares of restricted stock that will vest on February 15, 2015, 13,729 shares of restricted stock that will vest in equal installments on February 15, 2015-16, 27,440 shares of restricted stock that will vest in equal installments on February 18, 2015-17, 129,931 shares of common stock held directly, 10 shares of common stock held by his two children, 2,706 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 59,607 shares of common stock covered by options that are currently exercisable.

(3)
Includes 7,426 shares of common stock held directly and 4,939 shares of common stock covered by options that are currently exercisable.

(4)
Includes 7,751 shares of common stock held directly, 1,200 shares of common stock held in an individual retirement account, 4,330 shares of common stock held in a family trust, and 10,652 shares of common stock covered by options that are currently exercisable.

(5)
Includes 2,059 shares of restricted stock that will vest on February 15, 2015, 5,396 shares of restricted stock that will vest in equal installments on February 15, 2015-2016, 13,320 shares of restricted stock that will vest in equal installments on February 18, 2015-2017, 32,762 shares of common stock held directly, 729 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 3,609 shares of common stock covered by options that are currently exercisable.

(6)
Includes 87,594 unvested shares held directly, and 16,274 unvested shares held in a trust in which a third party is designated as the sole trustee and has control over the investment decisions of the trust. All of these shares will vest on October 1, 2014. All of Mr. O'Brien's shares were issued in connection with the acquisition of Advisory Research.

(7)
Includes 17,796 shares of common stock held directly, 166 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 1,000 shares of common stock held in an individual retirement account, and 3,865 shares of common stock covered by options that are currently exercisable. The amount for Mr. Piper also includes 50 shares of common stock held by Mr. Piper's spouse, as to which he disclaims beneficial ownership because he does not have voting or dispositive power over the shares.

(8)
All shares beneficially owned by Ms. Polsky are held directly.

(9)
Includes 434 shares of restricted stock that will vest on February 15, 2015, 3,220 shares of restricted stock that will vest in equal installments on February 15, 2015-16, 4,736 shares of restricted stock that will vest in equal installments on February 18, 2015-17, 9,663 shares of common stock held directly, 1 share of common stock held by her spouse, 1,531 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 290 shares of common stock covered by options that are currently exercisable.

(10)
All shares beneficially owned by Mr. Taylor are held directly.

(11)
All shares beneficially owned by Mr. Volpi are held directly.

(12)
Includes 11,447 shares of restricted stock that will vest on February 15, 2015, 53,575 shares of restricted stock that will vest in equal installments on February 15, 2015-16, 85,161 shares of restricted stock that will vest in equal installments on February 18, 2015-17, 13,472 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 414,837 shares of common stock held directly, by family members, by family trusts or by a retirement or profit-sharing plan or account other than the Piper Jaffray Companies Retirement Plan, and 100,758 shares covered by options that are currently exercisable.

Beneficial Owners of More than Five Percent of Our Common Stock

  Based on filings made under Section 13(g) of the Securities Exchange Act of 1934, the persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

Name of Beneficial Owner	Shares of Piper Jaffray Common Stock	Percent of Class
BlackRock, Inc.
40 East 52nd Street New York, NY 10022	1,623,880(1)	10.2%
Dimensional Fund Advisors LP
40 East 52nd Street New York, NY 10022	819,859(2)	5.2%
T. Rowe Price Associates, Inc.
100 E. Pratt Street Baltimore, MD 21202	1,144,249(3)	7.1%
The Vanguard Group, Inc.
100 Vanguard Blvd. Malvern, PA 19355	938,262(4)	5.9%

(1)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2014, by BlackRock, Inc. BlackRock reported sole voting power as to 1,570,206 shares and sole dispositive power as to 1,623,880 shares.

(2)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2014, by Dimensional Fund Advisors LP. Dimensional reported sole voting power as to 808,100 shares and sole dispositive power as to 819,859 shares. According to the Schedule 13G, Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional possesses voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(3)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2014, by T. Rowe Price Associates, Inc. T. Rowe Price Associates reported that it has sole voting power as to 254,490 shares and sole dispositive power as to 1,144,249 shares. T. Rowe Price Associates serves as investment advisor to certain individual and institutional clients holding the shares listed above, and as an investment advisor may be deemed to have beneficial ownership of the shares owned by its advisory clients. T. Rowe Price Associates disclaims beneficial ownership of these shares. T. Rowe Price Associates, Inc. is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(4)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2014, by The Vanguard Group, Inc. Vanguard reported that it has sole voting power as to 26,009 shares, sole dispositive power as to 912,953 shares, and shares dispositive power as to 25,309 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership with the Securities and Exchange Commission. Based on our knowledge and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2013 have been satisfied, with the exception of one report inadvertently filed late by Brien O'Brien relating to one sale of our common stock.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-employee directors, is responsible for establishing and administering our policies involving the compensation of our executive officers. No employee of the company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.

Transactions with Related Persons

From time to time in the ordinary course of business, Piper Jaffray, through our subsidiaries, engages in transactions with other corporations or entities whose executive officers or directors also are directors or executive officers of Piper Jaffray or have an affiliation with our directors or executive officers. Such transactions are conducted on an arm's-length basis and may not come to the attention of our directors or executive officers or those of the other corporations or entities involved. In addition, from time to time our executive officers and directors and their affiliates may engage in transactions in the ordinary course of business involving goods and services provided by Piper Jaffray, such as brokerage, asset management and financial advisory services. Such transactions are made on substantially the same terms and conditions as other similarly-situated clients who are neither directors nor employees.

We engage in ordinary course trading, brokerage and similar transactions with BlackRock, Dimensional Fund Advisors, T. Rowe Price Associates, and The Vanguard Group, all of whom are 5% shareholders of the company. The transactions we conduct with these firms are negotiated on an arms-length basis and contain customary terms and conditions.

From time to time, we permit our employees, including executive officers, who are accredited investors to personally invest in private funds managed by Piper Jaffray or our asset management subsidiaries to support marketing efforts for these funds. To encourage employee participation in these private funds, they may be offered to employees, including executive officers, on a reduced or no management fee basis. Distributions exceeding $120,000 from funds managed by Piper Jaffray or our asset management subsidiaries made to our executive officers during 2013, consisting of profits and other income and/or return of amounts initially invested, were, in the aggregate, as follows: Mr. Abraham—$152,952; Frank Fairman (Head of Public Finance)—$153,348; Mr. LaRue—$187,623; and Mr. O'Brien—$306,696. With respect to registered funds advised or sub-advised by our asset management subsidiaries, executive officers and directors may invest their personal funds in these funds on substantially the same terms and conditions as other similarly-situated investors in these funds who are neither directors nor employees.

Review and Approval of Transactions with Related Persons

To minimize actual and perceived conflicts of interests, our Board of Directors has adopted a written policy governing our company's transactions where the aggregate amount involved is reasonably expected to exceed $120,000 and any of the following persons has or may have a direct or indirect interest: (a) our executive officers or directors (including nominees), (b) shareholders who own more than 5% of our common stock, (c) immediate family members of any executive officer or director, and (d) the primary business affiliation of any person described in (a), (b) or (c). Unless exempted from the policy, related person transactions must be submitted for review by our Nominating and Governance Committee. The Nominating and Governance Committee considers the available, relevant facts and circumstances and will approve or ratify only those related person transactions that it determines are in, or are not inconsistent with, the best interests of our company and its shareholders. The chairperson of the Nominating and Governance Committee may approve and ratify transactions if it is not practicable to wait until the next committee meeting, but the chairperson is required to report to the committee at its next meeting any approval or ratification pursuant to this delegated authority. The Board of Directors also may exercise the powers and duties of the Nominating and Governance Committee under our policy governing related person transactions. Certain transactions that would not be required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission are exempted from the definition of related person transactions under our policy.

 AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Audit Committee Report

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Piper Jaffray Companies for the year ended December 31, 2013 were audited by Ernst & Young LLP, independent auditor for the company.

As part of its activities, the Committee has:

    1.
    Reviewed and discussed with management and the independent auditor the company's audited financial statements;

    2.
    Discussed with the independent auditor the matters required to be communicated under Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

    3.
    Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3200T regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

Management is responsible for the company's system of internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. Our Committee's responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board of Directors of Piper Jaffray Companies the inclusion of the audited consolidated financial statements in Piper Jaffray's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of Piper Jaffray Companies
Lisa K. Polsky, Chairperson
Scott C. Taylor
Hope B. Woodhouse

 Auditor Fees

Ernst & Young LLP served as our independent auditor for 2013 and 2012. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for 2013 and 2012, as well as fees for the review of our interim consolidated financial statements for each quarter in 2013 and 2012 and for all other services performed for 2013 and 2012 by Ernst & Young LLP.

	2013	2012
Audit Fees	$1,149,000	$1,222,300
Audit-Related Fees(1)	$430,900	$363,400
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$1,579,900	$1,585,700

(1)
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Specifically, the services provided for 2013 and 2012 included services relating to IRA Keogh agreed-upon procedures, employee benefit plan audits, security custody surprise audit count and the issuance of an independent auditor's report on controls placed in operation and tests of operating effectiveness. The services provided also include audit services provided to (i) consolidated investment funds of our alternative asset management business and (ii) private investment funds of Advisory Research, our primary asset management business. All of the audit services fees provided to the private investment funds of Advisory Research are paid by the funds.

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee's practice is to approve annually all audit, audit-related and permissible non-audit services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which has delegated authority to grant such pre-approvals during the year to the chairperson of the Audit Committee. Any pre-approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next regular meeting.

Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor's independence. On February 28, 2014, the Audit Committee pre-approved certain services to be provided by our independent auditor relating to engagements occurring on or after that date.

 ITEM 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2014. While it is not required to do so, our Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies and our subsidiaries for the year ending December 31, 2014. Proxies will be voted FOR ratification of this selection unless otherwise specified.

ITEM 3—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to provide advisory approval of the compensation of the officers included in this proxy statement, as we have described it in the "Executive Compensation" section. While this vote is advisory and not binding on our company, the Compensation Committee of the Board of Directors will consider the outcome of the vote when making future compensation decisions for our executive officers. Following are some of the key points of our 2013 executive compensation program:

Our compensation practices demonstrate sound corporate governance.    We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders.

	What we do:		What we do NOT do:
X	Annual incentives directly tied to our performance;	X	Stand-alone change-in-control agreements;
X	Long-term incentives directly tied to returns generated for our shareholders;	X	Employment agreements with our executives other than our former head of asset management; and
X	Meaningful annual equity awards granted in lieu of—not in addition to—annual cash incentives;	X	Repricing of underwater stock options.
X	Stock retention guidelines for executive officers and directors, supplemented with an anti-hedging policy;
X	"Double trigger" change-in control provision for all equity awards granted on or after May 8, 2013; and
X	A clawback policy to recover incentive compensation in certain circumstances.

We have designed our annual incentive and long-term compensation programs to be pay-for-performance.    In 2013, awards under our annual incentive plan were funded by our profitability. We continued the long-term incentive compensation element we introduced in 2012 that uses total shareholder return as the basis for vesting and therefore directly ties the named executive officers' compensation to the benefits realized by our shareholders.

In 2013, we continued to build upon our solid 2012 results and improved our performance in nearly all key categories.    Our diverse business mix and the strategic steps we have taken over the past two years to improve return on equity and generate profits even in challenging markets resulted in net income from continuing operations of $49.8 million, record quarterly revenues in the fourth quarter of $187.6 million, and a meaningful improvement in our return on equity to 6.2%. We also executed on key strategic initiatives through the acquisitions of Seattle-Northwest Securities Corporation and Edgeview Partners, L.P., and the addition of resources to our fixed income sales and trading business, which we believe will position us to continue to improve our performance in the future.

Our named executive officers' compensation for 2013 reflects the improvement in our performance and profitability and the strong results obtained by our equity investment banking and asset management businesses during the year, as well as our continued execution of our strategic initiatives.

The Board of Directors recommends that shareholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement), is hereby approved.

The Board of Directors recommends that you vote FOR the advisory (non-binding) resolution.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the meeting?

The Board has set March 12, 2014 as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 12, 2014, you are entitled to vote at the meeting. As of the record date, 16,264,974 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 16,264,974 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

  •
  you are present and vote in person at the meeting; or

  •
  you have properly and timely submitted your proxy as described below under "How do I submit my proxy?"

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote." Two executive officers have been designated as proxies for our 2014 annual meeting of shareholders. These executive officers are John W. Geelan and Debbra L. Schoneman.

If I received a one-page Notice of Internet Availability of Proxy Materials, how can I receive a full set of printed proxy materials?

As permitted by Securities and Exchange Commission rules, we have elected to provide access to our proxy materials over the Internet to record owners and any beneficial owners of our stock who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of our annual meeting. The Notice of Availability contains instructions on how to request a printed set of proxy materials, which we will provide to shareholders upon request at no cost to the requesting shareholder within three business days after receiving the request.

How can I get electronic access to the proxy materials if I don't already receive them via e-mail?

To get electronic access to the proxy materials, you will need your control number, which was provided to you in the Notice of Internet Availability of Proxy Materials or the proxy card included in your printed set of proxy materials. Once you have your control number, you may either go to www.proxyvote.com and enter your control number when prompted, or send an e-mail requesting electronic delivery of the materials to sendmaterial@proxyvote.com.

What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under "How do I submit my proxy?"

How do I submit my proxy?

If you are a shareholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

  •
  through the Internet using www.proxyvote.com;

  •
  over the telephone by calling a toll-free number; or

  •
  if you receive a paper copy of the proxy card after requesting the proxy materials by mail, you may sign, date and mail the proxy card.

To vote by Internet or telephone, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee, which is similar to the voting procedures for shareholders of record. However, if you request the proxy materials by mail after receiving a Notice of Internet Availability of Proxy Materials from your broker, bank, trust or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust or other nominee how to vote your shares.

How do I vote if I hold shares in the Piper Jaffray Companies Retirement Plan or U.S. Bank 401(k) Savings Plan?

If you hold shares of Piper Jaffray common stock in the Piper Jaffray Companies Retirement Plan or U.S. Bank 401(k) Savings Plan, the submission of your proxy by Internet or telephone or your completed proxy card will serve as voting instructions to the respective plan's trustee.

Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the Piper Jaffray Companies Retirement Plan and U.S. Bank 401(k) Savings Plan, the trustee of each plan will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under "How do I submit my proxy?"

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the Piper Jaffray Companies Retirement Plan or U.S. Bank 401(k) Savings Plan, you may submit voting instructions as described above, but you may not vote your Piper Jaffray shares held in the Piper Jaffray Companies Retirement Plan or U.S. Bank 401(k) Savings Plan in person at the meeting.

What if I do not specify how I want my shares voted?

If you are a shareholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares in accordance with the recommendations of the Board of Directors as follows:

  •
  FOR all of the nominees for director;

  •
  FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the year ending December 31, 2014; and

  •
  FOR the advisory approval of the compensation of our officers included in this proxy statement.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting.    If you are a street name

holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be "uninstructed." New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote "uninstructed" shares held by them on behalf of their clients who are street name holders. Other than the ratification of the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2014, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares on any matter included in the notice of meeting. With respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2014, the rules permit member brokers (other than our broker-dealer subsidiary, Piper Jaffray & Co.) to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a "broker non-vote." For more information regarding the effect of broker non-votes on the outcome of the vote, see below under "How are votes counted?"

Our broker-dealer subsidiary, Piper Jaffray & Co., is a member broker of the New York Stock Exchange and may be a shareholder of record with respect to shares of our common stock held in street name on behalf of Piper Jaffray & Co. clients. Because Piper Jaffray & Co. is our affiliate, New York Stock Exchange rules prohibit Piper Jaffray & Co. from voting uninstructed shares even on routine matters. Instead, Piper Jaffray & Co. may vote uninstructed shares on such matters only in the same proportion as the shares represented by the votes cast by all shareholders of record with respect to such matters.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

  •
  by submitting a later-dated proxy by Internet or telephone before 11:59 p.m. Eastern Daylight Time on Tuesday, May 6, 2014;

  •
  by submitting a later-dated proxy to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting;

  •
  by sending a written notice of revocation to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting; or

  •
  by voting in person at the meeting.

What vote is required to approve each item of business included in the notice of meeting?

  •
  The eight director nominees who receive the most votes cast at the meeting in person or by proxy will be elected.

  •
  The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor.

  •
  If the advisory vote on the compensation of our officers included in this proxy statement receives more votes "for" than "against," then it will be deemed to be approved.

The advisory vote on the compensation of our executives is not binding on us or the Board, but we will consider the shareholders' advisory input on this matter when establishing compensation for our executive officers in future years.

How are votes counted?

You may either vote "FOR" or "WITHHOLD" authority to vote for each director nominee. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on the other proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting or withheld authority to vote. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under "What if I do not specify how I want my shares voted?"

If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. With respect to the proposal to approve the advisory say-on-pay vote, if you abstain from voting or if you do not vote your shares or submit voting instructions, this will have no effect on the outcome of the vote.

How can I attend the meeting?

All of our shareholders are invited to attend the annual meeting. You may be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership. To help us plan for the meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.

Who pays for the cost of proxy preparation and solicitation?

Piper Jaffray pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the annual meeting for a fee of approximately $15,000 plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily through the distribution of Notices of Internet Availability of Proxy Materials. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

 SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

In order for a shareholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2015 annual meeting of shareholders, the written proposal must be received at our principal executive offices on or before November 25, 2014. The proposal should be addressed to Piper Jaffray Companies, Attention: John W. Geelan, Secretary, 800 Nicollet Mall, Suite 1000, Mail Stop J09SSH, Minneapolis, Minnesota 55402. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In accordance with our bylaws, in order to be properly brought before the 2015 annual meeting, a shareholder's notice of the matter the shareholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the Securities and Exchange Commission) must be received no earlier than January 7, 2015, and no later than February 6, 2015.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at Piper Jaffray Companies, Attention: Investor Relations, 800 Nicollet Mall, Suite 1000, Mail Stop J09SSH, Minneapolis, Minnesota 55402, (612) 303-6336. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

 OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of Piper Jaffray.

John W. Geelan Secretary

Dated: March 25, 2014

LOCATION OF PIPER JAFFRAY COMPANIES
ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 7, 2014, at 2:00 p.m.
The Huber Room in our Minneapolis Headquarters
12th Floor, U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, MN 55402

LaSalle Ave.
8th St. South
9th St. South
Nicollet Mall
Target Center
1st Ave. N.
Hennepin Ave.
Washington Ave.
11th Street N.
12th St. N.
Marquette Ave.
4th Street S.
Nicollet Mall
7th Street S.
5th Ave. S.
8th Street S.
9th Street S.
12th Street S.
11th Street S.
Hubert H. Humphrey Metrodome
Chicago Avenue S.
Minneapolis Convention Center

N
INT'L AIRPORT

PARKING: Recommended in the U.S. Bancorp Center Public Parking on LaSalle Avenue. The entrance is on LaSalle Avenue between 8th and 9th streets.

FROM THE NORTH:
Take I-94 South/East to 4th Street exit. Continue straight onto 4th Street North. Turn right onto 1st Avenue North. Turn left onto 8th Street North. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your left.

FROM THE SOUTH (AIRPORT):
Take I-494 West from the Minneapolis Airport. Take the I-35 North exit and go north on 1-35 towards DOWNTOWN EXITS. Take the 5th Avenue South exit. Turn left onto 9th Street South. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your right.

FROM THE EAST:
Take I-94 West towards Minneapolis. Take the 11th Street South exit.
Turn slight left to take the 11th Street South ramp. Turn slight left onto 11th Street South. Turn right onto LaSalle. Follow LaSalle Avenue for 2.5 blocks and U.S. Bancorp Center Public Parking will be on your right.

FROM THE WEST:
Take I-394 East towards Minneapolis. Take the 12th Street North exit.
Turn slight right onto 12th Street North. Turn left onto Hennepin Avenue. Turn right onto 8th Street South. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your left.

Beneficial owners of common stock held in street name by a broker, bank, trust or other nominee may need proof of ownership to be admitted to the meeting. A brokerage statement or letter from the broker, bank, trust or other nominee are examples of proof of ownership.

800 NICOLLET MALL SUITE 1000 MAIL STOP J09SSH MINNEAPOLIS, MN 55402 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, May 6, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Piper Jaffray Companies in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, May 6, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M69039-P46906 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY PIPER JAFFRAY COMPANIES For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends that you vote FORthe following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Andrew S. Duff 02) William R. Fitzgerald 03) B. Kristine Johnson 04) Addison L. Piper 05) Lisa K. Polsky 06) Philip E. Soran 07) Scott C. Taylor 08) Michele Volpi The Board of Directors recommends you vote FOR the following proposals: 2. Ratification of the selection of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2014. 3. An advisory vote to approve the compensation of the officers disclosed in the attached proxy statement, or "say-on-pay" vote. Note: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 7, 2014 2:00 p.m. (Central Daylight Time) Piper Jaffray Companies The Huber Room in our Minneapolis Headquarters 12th Floor, U.S. Bancorp Center 800 Nicollet Mall Minneapolis, MN 55402 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.piperjaffray.com/proxymaterials. M69040-P46906 PIPER JAFFRAY COMPANIES PROXY FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I appoint John W. Geelan and Debbra L. Schoneman, together and separately, as proxies, to vote all shares of common stock that I have power to vote at the annual meeting of shareholders to be held on May 7, 2014, in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting and they may name others to take their place. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting and they may name others to take their place. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy card will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

[E-mail notice regarding electronic delivery of proxy materials sent by Broadridge Financial Solutions]

PROXYVOTE.COM

You are receiving this e-mail because you are either an employee-shareholder of Piper Jaffray Companies, with access to company e-mail, or you are a non-employee shareholder who previously elected to receive your proxy card and other proxy materials by electronic delivery.

You will not receive a proxy card or other proxy materials by mail.

Instead, this e-mail contains instructions on how to access the 2013 Annual Report to Shareholders and the 2014 Proxy Statement for Piper Jaffray Companies and how to vote shares via the Internet.

Please read the instructions carefully before proceeding.

Important Notice Regarding the Availability of Proxy Materials

This is a NOTIFICATION of the:

Piper Jaffray Companies 2014 Annual Meeting of Shareholders

RECORD DATE: March 12, 2014

MEETING DATE: May 7, 2014

CUSIP NUMBER:

CONTROL NUMBER:

This e-mail represents all shares in the following account(s):

Please review the Piper Jaffray Companies 2013 Annual Report to Shareholders and 2014 Proxy Statement before voting. The Proxy Statement discusses the proposals to be voted on, information about the annual meeting and voting, and other information about the company.  You can view the Piper Jaffray Companies 2013 Annual Report to Shareholders and 2014 Proxy Statement and enter your voting instructions at the following site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/

Note: If your e-mail software supports it, you can simply click on the above link.

To view the documents below, you may need the Adobe Acrobat Reader. To download the Adobe Acrobat Reader, click the URL address below:

http://www.adobe.com/products/acrobat/readstep2.html

The relevant supporting documentations can also be found at the following Internet site(s):

Annual Report

Notice of Proxy Statement

To access ProxyVote.com, you will need your four digit PIN:

• Your PIN is the last four digits of your Social Security number

• If you have forgotten your PIN number, please follow the instructions on http://www.proxyvote.com/

Internet voting is accepted up to 11:59 p.m. (EDT) the day before the meeting.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN.  If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com. (Include the original text and subject line of this message for identification purposes.)

AOL Users, please highlight the entire message before clicking the reply button.